                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
[_] Preliminary proxy statement              RULE 14A-6(E)(2))

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          RENTAL SERVICE CORPORATION
             -----------------------------------------------------
               (Name of Registrant as Specified in its Charter)

             -----------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

  (1) Title of each class of securities to which transaction applies: NOT APPLICABLE

  (2) Aggregate number of securities to which transaction applies: NOT
      APPLICABLE

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): NOT APPLICABLE

  (4) Proposed maximum aggregate value of transaction: NOT APPLICABLE

  (5) Total fee paid: NOT APPLICABLE

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: NOT APPLICABLE

  (2) Form, Schedule or Registration Statement No.: NOT APPLICABLE

  (3) Filing Party: NOT APPLICABLE

  (4) Date Filed: NOT APPLICABLE

                          RENTAL SERVICE CORPORATION

                     6929 EAST GREENWAY PARKWAY, SUITE 200
                           SCOTTSDALE, ARIZONA 85254
                                (602) 905-3300

                                                            March 30, 1998

Dear Stockholder:

  It is my pleasure to invite you to attend your Company's Annual Meeting of Stockholders. The meeting will be held at the Phoenecian Hotel, 6000 East Camelback Road, Scottsdale, Arizona 85251 at 10:00 a.m. local time on April 29, 1998.

  At this meeting you will be asked to (i) elect directors, (ii) amend the Company's Certificate of Incorporation to provide for a classified Board of Directors, (iii) amend the Company's Certificate of Incorporation to provide that amendments to the classified board provision of the Certificate of Incorporation require the affirmative vote of two-thirds of the Company's Common Stock, (iv) approve the Company's Management Incentive Compensation Plan, (v) amend the Rental Service Corporation First Amended and Restated Employee Qualified Stock Purchase Plan, (vi) amend the 1996 Equity Participation Plan of Rental Service Corporation and (vii) ratify the selection of the Company's independent auditors for 1998.

  If you cannot attend the meeting in person, please be sure to vote your shares by proxy. Just mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope. By promptly returning the card, you will help your Company avoid additional solicitation costs. In person or by proxy, your vote is important.

  I hope you can join me at the Annual Meeting.

                                          Sincerely,

                                          /s/ Martin R. Reid

                                          Martin R. Reid
                                          Chairman and Chief Executive Officer

                          RENTAL SERVICE CORPORATION

                     6929 EAST GREENWAY PARKWAY, SUITE 200
                           SCOTTSDALE, ARIZONA 85254
                                (602) 905-3300

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 29, 1998

To Our Stockholders:

  The Annual Meeting of Stockholders (the "Annual Meeting") of Rental Service Corporation, a Delaware corporation (the "Company" or "RSC"), will be held at the Phoenecian Hotel, 6000 East Camelback Road, Scottsdale, Arizona 85251 at 10:00 a.m. local time on April 29, 1998, for the following purposes:

  1. to elect eight directors. If the Company's stockholders approve the amendment to the Company's Amended and Restated Certificate of Incorporation to create a classified Board of Directors, the directors will be elected to a classified Board of Directors, with two directors initially being elected for a one-year term, three directors initially being elected for a two-year term and three directors initially being elected for a three-year term. If such proposal is not approved, all eight directors will be elected for a one-year term;

  2. to consider and act upon a proposal to amend Article Seventh of the Company's Amended and Restated Certificate of Incorporation
     ("Certificate of Incorporation") to provide for a classified Board of Directors, which, pursuant to Delaware law, will eliminate the stockholders' ability to remove directors other than for cause;

  3. to consider and act upon a proposal to amend Article Seventh of the Company's Certificate of Incorporation to provide that amendments to the classified board provision of the Certificate of Incorporation require the affirmative vote of two-thirds of the Company's Common Stock;

  4. to consider and act upon a proposal to approve the Company's Management Incentive Compensation Plan;

  5. to consider and act upon a proposal to amend the Rental Service Corporation First Amended and Restated Employee Qualified Stock Purchase Plan (the "Q.S.P. Plan") to shorten to six months the minimum period of time employees must be employed by the Company in order to be eligible to participate in the Q.S.P. Plan;

  6. to consider and act upon a proposal to amend the 1996 Equity
     Participation Plan of Rental Service Corporation (the "1996 Plan") to increase the number of shares of the Company's Common Stock that may be issued pursuant to the 1996 Plan to 2,000,000;

  7. to ratify the selection of Ernst & Young LLP as independent auditors for the Company for 1998; and

  8. to transact such other business as may properly come before such meeting or any adjournment thereof.

  The Company's Board of Directors (the "Board") intends to present for election as directors, the nominees named in the accompanying proxy statement, whose names are incorporated herein by reference.

  The Board has fixed the close of business on March 16, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

  All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Robert M. Wilson

                                          Robert M. Wilson
                                          Secretary
Scottsdale, Arizona

March 30, 1998


 IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, IF YOU CANNOT BE PRESENT, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES). IF YOU ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                          RENTAL SERVICE CORPORATION

                     6929 EAST GREENWAY PARKWAY, SUITE 200
                           SCOTTSDALE, ARIZONA 85254
                                (602) 905-3300

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 INTRODUCTION

  This Proxy Statement ("Proxy Statement") is furnished to the stockholders, and the enclosed proxy is being solicited, by the Board of Directors (the "Board") of Rental Service Corporation, a Delaware corporation (the "Company" or "RSC"), for solicitation of proxies for use at the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m. local time at the Phoenecian Hotel, 6000 East Camelback Road, Scottsdale, Arizona 85251, on Wednesday, April 29, 1998, and at any and all adjournments thereof. At the Annual Meeting, the holders of the Company's Common Stock, $.01 par value per share ("Common Stock"), will be asked to vote to:

  1. elect eight directors. If the Company's stockholders approve the amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to create a classified Board, the directors will be elected to a classified Board, with two directors initially being elected for one-year term, three directors initially being elected for a two-year term and three directors initially being elected for a three-year term. If such proposal is not approved, all eight directors will be elected for a one-year term;

  2. to consider and act upon a proposal to amend (the "Charter Amendment") Article Seventh of the Certificate of Incorporation to provide for a classified Board, which, pursuant to Delaware law, will eliminate the stockholders' ability to remove directors other than for cause;

  3. to consider and act upon a proposal to add to Article Seventh of the Certificate of Incorporation a provision (the "Amendment Provision") providing that amendments to the classified Board provision of the Certificate of Incorporation require the affirmative vote of two-thirds of the outstanding Common Stock;

  4. to consider and act upon a proposal to approve the Company's Management Incentive Compensation Plan (the "Incentive Plan");

  5. to consider and act upon a proposal to amend the Rental Service Corporation First Amended and Restated Employee Qualified Stock Purchase Plan (the "Q.S.P. Plan") to shorten to six months the minimum period of time employees must be employed by the Company in order to be eligible to participate in the Q.S.P. Plan (the "Q.S.P. Plan Amendment");

  6. to consider and act upon a proposal to amend the 1996 Equity
     Participation Plan of Rental Service Corporation (the "1996 Plan") to increase the number of shares of Common Stock that may be issued pursuant to the 1996 Plan to 2,000,000 ("1996 Plan Amendment"); and

  7. to ratify the selection of Ernst & Young LLP ("Ernst & Young") as independent auditors for the Company for 1998.

  As of the date of this Proxy Statement, the Board does not know of any other business that will be presented for consideration at the Annual Meeting. If, however, any such other business shall properly come before the Annual Meeting, votes will be cast pursuant to said proxies in accordance with the judgment of the persons acting under said proxies.

  Expenses related to the preparation and mailing of this Proxy Statement and accompanying notice of meeting and form of proxy are to be paid by the Company. Following the initial mailing of this Proxy Statement and form of proxy, the Company and its agents may also solicit proxies by mail, telephone, facsimile or in person. Employees of the Company who assist in such activities will not receive additional compensation in connection therewith. The Company has also engaged ChaseMellon Shareholder Services, L.L.C. to assist in contacting shareholders whose stock is held in the names of brokers or other custodians and will pay approximately $7,000 plus reasonable out-of-pocket expenses for these services. Upon request, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for their reasonable expenses incurred in sending proxy materials to beneficial owners of Common Stock.

  It is anticipated the mailing to stockholders of this Proxy Statement and the enclosed proxy will commence on or about March 30, 1998.

  A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by giving a subsequent proxy, or by delivering to the Company's Secretary a written notice of revocation prior to the voting of the proxy at the Annual Meeting. No proxy will be used if the stockholder is personally present at the Annual Meeting and informs the Secretary in writing that he or she wishes to vote his or her shares in person.

                              GENERAL INFORMATION

VOTING SHARES AND VOTING RIGHTS

  Only stockholders of record at the close of business on March 16, 1998 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 20,419,898 shares of Common Stock issued and outstanding. Votes may be cast in person or by proxy, and each share of Common Stock is entitled to one vote. All shares represented by the accompanying proxy, if the proxy is properly executed, returned and not revoked, will be voted as specified by the stockholder. If no contrary instructions are given, such shares will be voted "FOR" each proposal (i.e., for the election of each of the eight director nominees named herein, for the Charter Amendment, for the Amendment Provision, for the approval of the Incentive Plan, for the approval of the amendment to Section 4 of the Q.S.P. Plan, for the approval of the amendment to the 1996 Plan and for the ratification of Ernst & Young as independent auditors for the Company for 1998).

  A quorum comprising the holders of a majority of the outstanding shares of Common Stock on the Record Date must be present or represented in order to transact business at the Annual Meeting. Abstentions and "broker non-votes" (i.e., shares held by a broker or nominee represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals) will be counted in establishing the quorum. Directors will be elected by a favorable vote of a plurality of the votes of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, neither abstentions, nor broker non-votes, will affect the election of candidates receiving the plurality of votes. In addition, because there is no cumulative voting for directors, each share of Common Stock has one vote for each position to be filled. Therefore, a simple majority of the shares voting may elect all of the directors. The proposals to approve the Charter Amendment, the Amendment Provision and the Q.S.P. Plan Amendment each require the affirmative vote of a majority of the outstanding Common Stock. In connection with each such proposal, proxies reflecting abstentions as to a particular proposal and broker non-votes will be treated as voted for purposes of such proposal and will have the same effect of votes against such proposal. The proposals to approve the adoption of the Incentive Plan, to approve the 1996 Plan Amendment, to ratify the selection of the independent auditors for the Company and any other proposals to come before the Annual Meeting, must receive the affirmative vote of the holders of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting. In connection with each such proposal, proxies reflecting abstentions as to a particular proposal will be treated as voted for purposes of such proposal and will have the same effect of votes against such proposal, while broker non-votes will be treated as unvoted for purposes of determining approval of such proposal and will not be counted as votes for or against such proposal.

  The beneficial ownership of Common Stock by certain beneficial owners and by each of the Company's directors, certain of its most highly-compensated executive officers and all executive officers and directors as a group is set forth below under "Security Ownership of Certain Beneficial Owners and Management."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of Common Stock outstanding as of February 28, 1998 by (i) each person known by the Company to own beneficially 5% or more of any class of the Company's voting securities; (ii) each director, the Chief Executive Officer and each of the Company's four other most highly compensated executive officers; and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, each stockholder listed below has informed the Company that such stockholder has (a) sole voting and investment power with respect to such stockholder's shares of stock, except to the extent that authority is shared by spouses under applicable law, and (b) record and beneficial ownership with respect to such stockholder's shares of stock.

                                                            COMMON STOCK
                                                        BENEFICIALLY OWNED(1)
                                                        -------------------------
NAME                                                      NUMBER       PERCENT
----                                                    ------------- -----------
William M. Barnum, Jr.(2)(3)...........................     1,238,445       6.0
Brentwood RSC Partners, L.P.(2)........................     1,235,945       6.0
Frederick J. Warren(2).................................     1,235,945       6.0
David H. Wong(2).......................................     1,235,945       6.0
Martin R. Reid(3)(4)(5)................................       253,944       1.2
David P. Lanoha(3)(6)..................................       146,730         *
Douglas A. Waugaman(3)(4)(5)...........................        83,806         *
John Markle(3)(6)......................................        43,029         *
Ronald Halchishak(3)(4)................................        39,340         *
David G. Ledlow(3)(4)..................................        34,531         *
Robert M. Wilson(3)(4).................................        18,750         *
James R. Buch(3)(4)....................................         3,850         *
Britton H. Murdoch(3)(7)...............................         3,500         *
Christopher A. Laurence(2)(3)..........................         2,500         *
Eric L. Mattson(3)(8)..................................         2,500         *
David B. Harrington(3)(4)..............................           --         --
John M. Sullivan(3)(4).................................           --         --
All directors and executive officers as a group (14
 persons)(2)(3)(4)(5)(6)(7)(8).........................     1,870,925       9.1

--------
 * Less than 1.0%.

(1) A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Shares each identified stockholder has the right to acquire within 60 days of the date of the table set forth above are deemed to be outstanding in calculating the percentage ownership of such stockholder, but are not deemed to be outstanding as to any other person.

(2) Mr. Barnum, a director of the Company, and Messrs. Warren and Wong are general partners of Brentwood Buyout Partners, L.P. ("BBP"), the general partner of Brentwood RSC Partners; accordingly, Messrs. Barnum, Warren and Wong may be deemed to be the beneficial owners of the shares owned by BBP and for purposes of this table they are included. Messrs. Barnum, Warren and Wong disclaim beneficial ownership of such shares. The address of Brentwood RSC Partners, Mr. Barnum, Mr. Warren, Mr. Wong and Mr. Laurence is 11150 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90025.

(3) Excludes shares issuable upon exercise of options that are not exercisable within 60 days of the date of the table set forth above, as follows: Mr. Barnum--7,500 shares; Mr. Reid--190,000 shares; Mr. Lanoha--10,000 shares; Mr. Waugaman--75,000 shares; Mr. Markle--25,000 shares; Mr. Halchishak-- 48,750 shares; Mr. Ledlow--48,750 shares; Mr. Wilson--56,250 shares; Mr. Buch--6,150 shares; Mr. Murdoch--7,500 shares; Mr. Laurence--7,500 shares; Mr. Mattson--7,500 shares; Mr. Harrington--25,000 shares; and
    Mr. Sullivan--10,000 shares.

(4) The address of such person is c/o Rental Service Corporation, 6929 E. Greenway Parkway, Suite 200, Scottsdale, Arizona 85254.

(5) Includes shares subject to vesting that may be repurchased by the Company if they fail to vest.

(6) The address of such person is c/o RSC Center, Inc., 11250 East 40th Avenue, Denver, Colorado 60239.

(7) The address of such person is c/o Internet Capital Group, LLP, 800 The Safeguard Building, 435 Devon Park Drive, Suite 411, Wayne, Pennsylvania 19087.

(8) The address of such person is c/o Baker Hughes Incorporated, 3900 Essex Lane, Suite 1200, Houston, Texas 77027.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "Named Executive Officers") for all services rendered in all capacities to the Company during the fiscal years ended December 31, 1997, 1996 and 1995:

                          SUMMARY COMPENSATION TABLE

                                                                                                 LONG-TERM
                                                          ANNUAL COMPENSATION                   COMPENSATION
                                                         ---------------------                  ------------
                                                                                   ALL OTHER
          NAME AND PRINCIPAL POSITION            YEAR    SALARY($) BONUS($)(1)  COMPENSATION($)  OPTIONS(#)
          ---------------------------            ----    --------- -----------  --------------- ------------
Martin R. Reid
 Chairman and Chief Executive Officer........... 1997     339,361    300,000         10,122(2)    200,000(3)
                                                 1996     294,231     84,375          5,641(2)        --
                                                 1995(4)  220,674    140,625(5)         --            --
Robert M. Wilson
 Senior Vice President, Chief Financial Officer,
 Secretary and Treasurer........................ 1997      99,300        --          75,287(5)     75,000
                                                 1996         --         --             --            --
                                                 1995         --         --             --            --
Douglas A. Waugaman
 Senior Vice President of Operations............ 1997     166,531    200,000          2,121(2)    100,000
                                                 1996     155,923     42,900          7,149(2)        --
                                                 1995(4)  139,550     48,050        126,940(6)        --
Ronald Halchishak
 Senior Vice President of Operations............ 1997     148,260     75,000          1,408(2)        --
                                                 1996     150,000    100,000            910(2)     71,250
                                                 1995(4)  147,115     26,520            --         16,740
David G. Ledlow
 Senior Vice President of Operations............ 1997     137,132     75,000         16,754(2)        --
                                                 1996     117,692     36,709          4,200(2)     71,250
                                                 1995      85,827     38,472            --         16,740

-------
(1) The amount of bonus earned in each fiscal year is paid, and accounted for in this table, in the next succeeding fiscal year. Bonuses earned with respect to fiscal 1997 were as follows: Mr. Reid, $500,000; Mr. Wilson, $103,185; Mr. Waugaman, $149,960; Mr. Halchishak, $123,058 and Mr. Ledlow, $120,000. Such fiscal 1997 bonuses are expected to be paid during April 1998.

(2) Consists of one or more of the following: (i) an automobile allowance,
    (ii) relocation expenses reimbursed by the Company, and (iii) insurance premiums paid by the Company for life insurance and disability policies covering such officer.

(3) In January 1998, Mr. Reid entered into an employment agreement with the Company. In connection with such agreement, Mr. Reid's 200,000 outstanding options to purchase Common Stock became immediately exercisable. Additionally, Mr. Reid was granted stock options to purchase 190,000 shares of Common Stock, vesting in equal installments over four years (or earlier if certain performance criteria are met), and was granted 10,000 shares of restricted stock, vesting in equal installments over four years. On February 25, 1998, Mr. Reid surrendered to the Company options to purchase 57,000 shares of Common Stock in order to ensure the number of shares of Common Stock available for issuance pursuant to the 1996 Plan was sufficient to allow certain grants of stock options to other officers.

(4) Includes amounts paid by Acme Holdings, Inc.

(5) Consists of relocation expenses reimbursed by the Company ($70,309), an automobile allowance and insurance premiums paid by the Company for life insurance and disability policies covering Mr. Wilson.

(6) Consists of relocation expenses reimbursed by the Company ($19,598), a relocation bonus ($100,000) and insurance premiums paid by the Company for life insurance and disability policies covering Mr. Waugaman.

  Stock Options Granted in Fiscal 1997. The following table sets forth information concerning individual grants of stock options made by the Company during the fiscal year ended December 31, 1997 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                    POTENTIAL REALIZABLE
                                                                                      VALUE AT ASSUMED
                                             INDIVIDUAL GRANTS                         ANNUAL RATES OF
                         ----------------------------------------------------------      STOCK PRICE
                             NUMBER OF       PERCENT OF TOTAL                         APPRECIATION FOR
                             SECURITIES      OPTIONS GRANTED  EXERCISE OR                OPTION TERM
                             UNDERLYING        TO EMPLOYEES   BASE PRICE            ---------------------
          NAME           OPTIONS GRANTED(#)   IN FISCAL YEAR    ($/SH)    EXP. DATE   5%($)      10%($)
          ----           ------------------  ---------------- ----------- --------- ---------- ----------
Martin R. Reid
 Chairman and Chief
 Executive Officer......      200,000(1)(2)        27.9%        $20.25      2007     2,547,023  6,454,657
Robert M. Wilson
 Senior Vice President,
 Chief Financial
 Officer, Secretary and
 Treasurer..............       75,000(1)           10.4%        $18.00      2007       849,008  2,151,552
Douglas A. Waugaman
 Senior Vice President
 of Operations..........      100,000(1)           13.9%        $20.25      2007     1,273,512  3,227,328
Ronald Halchishak
 Senior Vice President
 of Operations..........          --                --             --        --            --         --
David G. Ledlow
 Senior Vice President
 of Operations..........          --                --             --        --            --         --

--------
(1) Such options vest equally over four years from the date of grant.

(2) In connection with his employment agreement in January 1998, the vesting of Mr. Reid's previously outstanding options was accelerated, and such options became immediately exercisable.

  Aggregated Option Exercises. The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the year ended December 31, 1997 by each of the Named Executive Officers and the year-end value of unexercised options.

              AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
                         FISCAL YEAR-END OPTION VALUES

                                                      NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                                                     OPTIONS AT FISCAL YEAR-   "IN-THE-MONEY" OPTIONS
                            SHARES                             END              AT FISCAL YEAR-END(1)
                            ACQUIRED       VALUE    ------------------------- -------------------------
          NAME           ON EXERCISE(#) REALIZED($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------------  ----------- ----------- ------------- ----------- -------------
Martin R. Reid
 Chairman and Chief
 Executive Officer......      --            --      200,000(2)      -- (2)    862,500(2)         --
Robert M. Wilson
 Senior Vice President,
 Chief Financial
 Officer, Secretary and
 Treasurer..............      --            --             --       75,000           --      492,188
Douglas A. Waugaman
 Senior Vice President
 of Operations..........      --            --             --      100,000           --      431,250
Ronald Halchishak
 Senior Vice President
 of Operations..........      --            --          27,120      55,290       171,861     260,156
David G. Ledlow
 Senior Vice President
 of Operations..........      --            --          21,753      55,503       177,091     333,887

--------
(1) Options are "in-the-money" at the fiscal year end if the fair market value (based on the closing price of the Common Stock on the New York Stock Exchange ("NYSE") on December 31, 1997 of $24.5625 per share, less the exercise price) of the underlying securities on such date exceeds the exercise or base price of the option.

(2) In connection with his employment agreement in January 1998, the vesting of all of Mr. Reid's previously outstanding options was accelerated, and such options became immediately exercisable.

EMPLOYMENT AGREEMENT WITH MARTIN R. REID

  RSC and Martin R. Reid are parties to an employment agreement pursuant to which Mr. Reid is employed as Chairman of the Board ("Chairman") and Chief Executive Officer (the "Employment Agreement"). The term of the Employment Agreement initially is through December 31, 2001, but is automatically extended for one additional year at the end of each calendar year unless earlier terminated (the "Term of the Employment Agreement"). The Employment Agreement provides for a base salary of no less than $500,000. Subject to stockholder approval of the Incentive Plan or another similar executive incentive and bonus plan, Mr. Reid is also eligible to receive a yearly bonus of up to $500,000 pursuant to such plan, if certain performance criteria are met. In addition, Mr. Reid is entitled to four weeks vacation and all benefits generally available to other RSC executives. In January 1998, Mr. Reid was granted options to purchase 190,000 shares of Common Stock, vesting in equal installments over four years (or earlier if certain performance criteria are met), and 10,000 shares of restricted stock, vesting in equal installments over four years. However, the options will vest immediately if Mr. Reid presents a chief executive officer succession plan which is approved by the Board, but in no event earlier than one year from the grant of such options. On February 25, 1998, Mr. Reid surrendered to the Company options to purchase 57,000 shares of Common Stock in order to ensure the number of shares of Common Stock available for issuance pursuant to the 1996 Plan was sufficient to allow certain grants of stock options to other officers.

  The Employment Agreement may be terminated by Mr. Reid or the Company at any time, with or without cause. In addition, if requested by the Board, Mr. Reid will resign as Chief Executive Officer (a "Resignation"), but will remain as Chairman and devote at least 50% of his time to the Company. Beginning with the first full year after his Resignation, Mr. Reid's base salary and corresponding bonus opportunity will each be reduced to $250,000. However, if the Board also asks him to step down as Chairman (a "Step Down"), Mr. Reid will remain an RSC employee at a base salary not in excess of $125,000, depending on the time he devotes.

  Except where there has been a Change of Control, if Mr. Reid's active employment in all capacities is terminated by RSC without "cause," Mr. Reid will be entitled to receive severance pay equal to his then current base salary through the remaining Term of the Employment Agreement plus the maximum bonus opportunity available if he had continued in the position from which he was terminated. Additionally, Mr. Reid will be entitled to immediate vesting of all his unvested options and restricted stock. In addition, for the remainder of the Term of the Employment Agreement, Mr. Reid will be treated as an active employee for purposes of all benefits and the exercise of his options, and Mr. Reid will be entitled to health insurance coverage until age
65. No severance or benefit continuation will be available if Mr. Reid is terminated for "cause" (as defined in the Employment Agreement) or if he resigns other than due to the Company's breach or at the Board's request as a Resignation or Step Down.

  Upon a Change of Control (as defined in the Employment Agreement), all of Mr. Reid's unvested stock options and restricted stock will vest. In addition, if within 24 months after a Change of Control, Mr. Reid is terminated without "cause" or voluntarily terminates his employment for "good reason" (as defined in the Employment Agreement), then, in place of other severance payments, he will receive a payment equal to two and one-half times his highest base salary and annual bonus opportunity during the Term of the Employment Agreement prior to the Change of Control. The Company must also continue to provide Mr. Reid health and life insurance comparable to that in effect on the date of the Change of Control for 30 months or until he is re-employed and eligible for health and life insurance benefits from a new employer that are at least as favorable as those provided by RSC. In addition, Mr. Reid will either be fully vested in his account under the Company's 401(k) Retirement Savings Plan upon the Change of Control or receive payment equal to the unvested portion of such account. RSC must also transfer to Mr. Reid the company-owned car he was using at the time of the Change of Control or pay him two and one-half times his annual car allowance.

  During the Term of the Employment Agreement, and for four years after any termination of employment for any reason, Mr. Reid cannot directly or indirectly engage in any business that competes with RSC, whether as an owner, director, officer, employee, consultant or otherwise, subject to limited investments in public companies and a pre-existing loan to a family member.

  Upon Mr. Reid's death or disability, all of his unvested options and restricted stock will vest, and he or his estate will receive his unpaid base salary through the date of such death or disability plus a pro rata portion of his maximum bonus opportunity for that year.

TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

  The Company and Mr. Waugaman are parties to a Separation and Stock Purchase Agreement dated July 25, 1995 (the "Waugaman Purchase Agreement"). Pursuant to the Waugaman Purchase Agreement, if Mr. Waugaman's employment is terminated without cause or if he is not offered a substantially similar position with a successor entity following a change of control, he will be entitled to severance pay equal to nine months base salary. Mr. Waugaman has agreed that in consideration of such severance benefits, he will not compete with the Company for a period of nine months if his employment is terminated other than for cause. In addition, pursuant to an oral arrangement supplementing the Waugaman Purchase Agreement, RSC has purchased a $500,000 life insurance policy under which Mr. Waugaman's wife is the beneficiary and a disability policy for Mr. Waugaman.

  The Company has entered into a severance agreement with each of Messrs. Halchishak, Harrington, Ledlow and Wilson providing for certain benefits upon termination of employment either by the Company without cause or by such executive officer due to a reduction in base salary and benefits (other than across the board salary cuts for employees at such executive officer's level or changes in benefits). These benefits include a lump sum severance payment equal to 100% of such executive officer's base salary, plus a pro rata portion of the current-year bonus opportunity, plus life, disability, accident and group health insurance benefits substantially similar to those received by such executive officer immediately prior to termination for a twelve (12) month period. In addition, all stock options granted prior to 1996, all stock options that are scheduled to vest in the year of termination and one-third of all other stock options held by him, if any, shall become vested and exercisable effective as of the day immediately prior to the date of termination of such executive officer. As consideration for these benefits, each of Messrs. Halchishak and Ledlow agreed that during the term of the severance agreement and for twenty-four (24) months after termination of employment for any reason they would not solicit any customers of the Company or hire or offer employment to any employee of the Company. Messrs. Harrington and Wilson agreed that during the term of the severance agreement and for twelve (12) months after termination of employment for any reason they would not solicit any customers of the Company or hire or offer employment to any employee of the Company. The severance agreements with Messrs. Halchishak and Ledlow will continue in effect through December 31, 2001, the severance agreement with Mr. Wilson will continue in effect through April 2000 and the severance agreement with Mr. Harrington will continue in effect through June 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Prior to December 1996, the Company had no compensation committee or other committee of the Board performing similar functions. Accordingly, decisions concerning compensation of executive officers were made by the entire Board. Other than Martin R. Reid, there were no officers or employees of the Company who participated in deliberations concerning such compensation matters. Mr. Reid was an executive officer of Tuboscope until April 1996. He served on the Executive Committee of the Board of Directors of Tuboscope, which is responsible for Tuboscope's compensation policies, until February 1998. Eric
L. Mattson, a director of the Company, is a director of Tuboscope.

COMPENSATION COMMITTEE REPORT

  The Company's executive compensation policies are designed to develop a high quality management team and to motivate this team to achieve the Company's short-term and long-term goals. With this in mind, the Company seeks to develop overall compensation programs that provide the competitive compensation levels necessary to attract and retain experienced, innovative, and well-qualified executives. The Company then seeks to provide such executives with performance bonuses closely linked to their achievement of objective financial goals, such as growth in operating income and a favorable return on equity, and to more subjective goals, such as organizational development and corporate efficiency.

  Within this framework, the Company's Compensation Committee is responsible for determining all aspects of the compensation, including stock options or other awards, for each of the Company's executive officers.

  As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax effect on the Company and executives of various payments and benefits. Section 162(m) of the Code (as defined below) generally disallows the Company's deduction for compensation in excess of $1,000,000 paid to the Company's chief executive officer (the "CEO") or to any of the four other most highly compensated executive officers, unless such excess compensation qualifies as "performance-based compensation." The Compensation Committee will not necessarily limit executive compensation to that deductible by the Company under Section 162(m).

  The three key components of the Company's compensation programs are base salary, performance bonuses and stock options and other awards.

  Base Salary. Base salary levels for all executive officers are reviewed annually. As part of this review, the Company takes into account the compensation packages offered by other companies in the equipment rental industry, as well as other consolidators comparable in size to the Company. The Company also gives consideration to the experience, responsibilities, management and leadership abilities of its individual executive officers and their actual performance on behalf of the Company.

  Performance Bonuses. The Compensation Committee also sets the bonuses of the executive officers and consults with the CEO regarding the Company's bonus policies. Currently, the Company maintains certain bonus programs for key corporate employees and for operations management employees. The purpose of these programs are (i) to offer incentives to key management of the Company so as to (a) reward them for achieving financial goals and (b) further the alignment of interests of key management with the Company's stockholders and
(ii) to provide incentives to operations management to maintain a high level of profitability and asset utilization and to achieve the Company's financial goals in individual markets. Bonuses for key corporate employees are based on the Company's achieving certain earnings per share objectives, and each participant's bonus award is calculated as a percentage of base salary, and generally ranges from 20% to 30% of base salary. Bonuses for operations management employees are based on the degree to which region or individual location operating profit objectives are met, and generally range from 20% to 75% of the participant's base salary if financial targets are achieved. If financial targets are exceeded, participants may receive an additional bonus based on incremental regional or store profit.

  Stock Options and Other Awards. The Compensation Committee utilizes stock options, restricted stock and other equity awards as a key incentive because they provide executives with the opportunity to become stockholders of the Company, and thereby share in the long-term appreciation in the value of the Common Stock. The Compensation Committee believes such awards are beneficial to the Company and its stockholders because they directly align the interests of the Company's executives with those of its other stockholders.

  The Compensation Committee determines the awards, if any, to be granted from time to time to executive officers pursuant to the Stock Option Plan for Key Employees of Acme Acquisition Holdings Corp. (the "1995 Plan") and the 1996 Equity Participation Plan of Rental Service Corporation (the "1996 Plan"). Substantially all of the awards are incentive stock options, which are granted at no less than the prevailing market value. Accordingly, such awards will only benefit executives if the price of the Common Stock increases over the term of the applicable option.

  The number of shares of Common Stock subject to individual options is usually based on the performance of the executive team as a group, as well as on departmental and individual contributions. Options are granted as compensation for performance and as an incentive to promote the future growth and profitability of the Company. In determining the number of shares of Common Stock subject to such awards, the Committee considers the option and other compensation policies of the industry. It also takes into account the outstanding options already held by each individual executive officer, and the projected value of the options based on historical and assumed appreciation rates of the Common Stock.

CEO COMPENSATION

  As is the case for the other executive officers, the CEO's compensation package consists of base salary, performance bonus and stock options and other awards.

  The CEO's base compensation for fiscal 1997 was set by the Board in 1996. In determining the CEO's compensation, the Board considered the overall compensation packages of other chief executive officers in other companies in the equipment rental industry. In addition, the Board considered the Company's performance and its achievement of its financial and business goals and evaluated the CEO's overall individual performance in the prior fiscal year. The Board did not assign relative weights or ranking to each of these factors, but instead made a subjective determination based on consideration of all such factors.

                                          COMPENSATION COMMITTEE

                                          Britton H. Murdoch
                                          John M. Sullivan

PERFORMANCE GRAPH

  The following line graph compares cumulative total stockholder return, assuming reinvestment of dividends, for: (i) the Common Stock; (ii) the Standard & Poor's 500 Stock Index; and (iii) the Russell 2000 Index. Because the Company did not pay dividends on its Common Stock during the measurement period, the calculation of the cumulative total return stockholders' return did not include dividends. The Russell 2000 Index is included because it is comprised of publicly traded issuers with total market capitalization similar to that of the Company. Because of the small number of publicly-traded companies in the Company's peer group, the Company does not believe it can reasonably identify a group of peer issuers at this time. The graph assumes $100 was invested on September 18, 1996 (the date on which the Company consummated its initial public offering and was registered under Section 12 of the 1934 Act).

                        [PERFORMANCE GRAPH APPEARS HERE]

Measurement Period           RENTAL         S&P          RUSSELL
(Fiscal Year Covered)        SERV. CORP     500 INDEX    2000 INDEX
---------------------        ----------     ---------    ----------
Measurement Pt-  9/18/96     $100.00        $100.00      $100.00
                 9/30/96     $ 99.43        $100.00      $100.00
                12/31/96     $126.44        $108.34      $105.20
                 3/31/97     $ 87.36        $111.24      $ 99.76
                 6/30/97     $120.69        $130.66      $115.93
                 9/30/97     $103.16        $140.45      $133.16
                12/31/97     $112.93        $144.48      $128.70


EQUITY PARTICIPATION PLANS

  The Company currently maintains two plans, the 1995 Plan and the 1996 Plan, pursuant to which certain employees or directors may obtain options or other awards that enable them to participate in the Company's equity. The Board adopted the 1996 Plan on December 5, 1996, and the 1996 Plan was approved by the Company's stockholders on February 5, 1997. The principal purposes of the 1996 Plan are to provide incentives for officers, directors, key employees and consultants of the Company and its subsidiaries through granting options, restricted stock and other awards, thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's service. In addition to awards made to officers, key employees or consultants, the 1996 Plan provides for the granting of options ("Director Options") to the Company's independent non-employee directors pursuant to a formula. The 1995 Plan is maintained for the benefit of certain employees of the Company for similar purposes.

  The 1995 Plan provides that the Board, or a committee appointed by the Board (in either case, the "1995 Plan Committee"), may grant non-transferable incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to key employees. The 1995 Plan Committee has the full authority and discretion, subject to the terms of the 1995 Plan, to determine those individuals who are eligible to be granted options and the amount and type of such options. Terms and conditions of options are set forth in written option agreements. An aggregate of up to 324,000 shares of Common Stock are issuable under the 1995 Plan, however, as of February 28, 1998, none of these shares were available for future stock option grants.

  The 1996 Plan is administered by the Compensation Committee, or a subcommittee thereof (in either case, the "Committee"), with respect to grants to employees or consultants of the Company and by the full Board with respect to Director Options. Subject to the terms and conditions of the 1996 Plan, the Committee or the Board, as applicable, has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 1996 Plan.

  The 1996 Plan provides that the Committee may grant or issue stock options, stock appreciation rights ("SARs"), restricted stock, deferred stock, dividend equivalents, performance awards, stock payments, other stock related benefits and other awards (collectively, "Awards"), or any combination thereof. Each Award will be set forth in a separate agreement with the person receiving the Award. Under the 1996 Plan, not more than 1,000,000 shares of Common Stock (or the equivalent in other equity securities) are authorized for issuance upon exercise or vesting of any Awards. As of February 28, 1998, 20,981 shares were available for future Awards. If, however, the proposal to amend Section 2.1(a) of the 1996 Plan is approved, an aggregate of not more than 2,000,000 shares of Common Stock (or the equivalent in other equity securities) will be authorized for issuance upon exercise or vesting of any Awards. See "Amendment to the 1996 Equity Participation Plan of Rental Service Corporation (Proxy
Item 6)". Furthermore, the maximum number of shares which may be subject to options or SARs granted under the 1996 Plan to any individual in any calendar year cannot exceed 200,000.

  Awards under the 1996 Plan may be granted to (i) individuals who are then officers or other employees of the Company or any of its present or future subsidiaries who are determined by the Committee to be key employees and (ii) consultants of the Company selected by the Committee for participation in the 1996 Plan. Approximately 150 officers and other employees are currently eligible to participate in the 1996 Plan. During the term of the 1996 Plan, and pursuant to a formula, (a) each non-employee director is automatically granted an NQSO to purchase 10,000 shares of Common Stock on the date of his initial election and (b) each then-current non-employee director is automatically granted an NQSO to purchase 2,500 shares of Common Stock at each subsequent annual meeting at which he is reelected to the Board. If the Charter Amendment is approved, however, each non-employee director will receive an NQSO to purchase 10,000 shares of Common Stock upon his or her initial election and an NQSO to purchase 2,500 shares at each annual meeting subsequent to such initial election after which he or she will continue to serve on the Board. See "Amendment to the 1996 Equity Participation Plan of Rental Service Corporation (Proxy Item 6)--Awards under the 1996 Plan."

INCENTIVE BONUS PLANS

  The Company's Board of Directors has adopted the Management Incentive Compensation Plan (the "Incentive Plan"), an annual bonus plan under which the chief executive officer and certain of the Company's other executives ("Incentive Plan Eligible Employees") are eligible to receive bonus payments. The Incentive Plan is intended to provide an incentive for superior work and to motivate Incentive Plan Eligible Employees toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified senior employees. The Incentive Plan is subject to stockholder approval before any bonuses will be paid thereunder. See "Proposal to Approve the Adoption of the Company's Management Incentive Compensation Plan (Proxy
Item 4)."

  The Company maintains a Corporate Management Bonus Plan (the "Management Bonus Plan") for key corporate employees. The purpose of the Management Bonus Plan is to offer incentives to key management of the Company so as to (i) reward them for achieving financial goals and (ii) further the alignment of interests of key management with the Company's stockholders. Bonuses under the Management Bonus Plan are based on achieving certain earnings per share objectives. Each participant's bonus award is calculated as a percentage of base salary, and generally ranges from 20% to 30% of base salary.

  In addition, the Company maintains Region Manager and General Manager Bonus Plans (the "Operations Bonus Plan"). The Operations Bonus Plan is designed to provide incentives to operations management to maintain a high level of profitability and asset utilization and to achieve the Company's financial goals in their individual market. Bonuses under the Operations Bonus Plan are based on the degree to which region or individual location operating profit objectives are met and generally range from 20% to 75% of the participant's base salary if financial targets are achieved. If financial targets are exceeded, participants may receive an additional bonus based on incremental regional or store profit.

EXECUTIVE DEFERRED COMPENSATION PLAN AND SURVIVOR PROTECTION PROGRAM

  In January 1998, the Board of Directors approved the Executive Deferred Compensation Plan (the "EDCP") and Survivor Protection Program (the "SPP"), pursuant to which senior executives of the Company may defer portions of their cash compensation and senior executives and certain other senior management of the Company received life insurance policies.

  Senior executives of the Company may defer the receipt of a portion of their cash compensation pursuant to the EDCP, whereby amounts, while deferred, earn interest at a rate of (i) for the first five years of the program, the greater of 10% or the average long-term bond yield and (ii) after the first five years of the program, the average of the long-term bond yield. In addition, an annual deferral incentive rate will be determined each year, beginning with the third year of the program, which a rate will be added to the rates described in the previous sentence. Participants will receive payments under the EDCP upon the later of retirement or upon reaching age 55 with at least seven years of service to the Company. If a participant's employment is terminated by the Company, such participant will receive payments under the EDCP upon reaching age 62. The payments will be made over a fifteen-year period, subject to the one-time right of participants to elect to receive 90% of their EDCP account balance and forfeit the remainder. The trust administering the EDCP has purchased life insurance policies to fund future payments under the EDCP, which policies are owned by the trust.

  Pursuant to the SPP, the Company intends to purchase life insurance policies for the benefit of the survivors of senior executive and other senior management. The amount of the benefit under the SPP will be three times annual base salary (less $100,000) for senior executives and two times base salary (less $100,000) for other senior management participant, with a maximum benefit of $500,000 for both groups. In addition, a bonus will be paid to participants in the amount of any tax due on imputed income associated with the life insurance. The life insurance benefits under the SPP will continue after a participant's retirement from the Company, with eligibility to begin upon the earlier of (i) the participant reaches age 62 or (ii) the participant reaches age 55 with at least seven years of service to the Company.

                     ELECTION OF DIRECTORS (PROXY ITEM 1)

  Currently, the number of directors comprising the Board is fixed by the Company's Bylaws (the "Bylaws"), which provide that the Board shall consist of no fewer than four and no more than sixteen directors, with the exact number to be fixed by the Board. Pursuant to a resolution adopted by the Board, the authorized number of members of the Board has been set at eight. On February 25, 1998, the Board adopted, subject to stockholder approval, an amendment to the Certificate of Incorporation to provide for a classified Board. Assuming the adoption and effectiveness of the Charter Amendment, the number of directors comprising the Board will be fixed by the Certificate of Incorporation. The text of the proposed Charter Amendment, however, also provides that the Board shall consist of no fewer than four and no more than sixteen directors, with the exact number initially to be eight unless and until such number is otherwise fixed by the Board and that any vacancies or newly created directorships may be filled by a vote of a majority of the Continuing Directors (as defined in the Certificate of Incorporation). Accordingly, regardless of whether the Charter Amendment is approved, eight directors are to be elected at the 1998 Annual Meeting. If the Charter Amendment is not approved, all eight directors will hold office until the 1999 Annual Meeting, or until their successors are elected and have been qualified. If, however, the proposal to approve the Charter Amendment is approved, the Board will be divided into three classes with each class to be as nearly equal in number as possible and, except as set forth below, directors' terms will expire at the third annual meeting of stockholders after their election by the stockholders. See "Proposed Amendment To The Company's Certificate Of Incorporation To Provide For A Classified Board Of Directors, Which, Pursuant To Delaware Law, Will Eliminate The Stockholders' Ability To Remove Directors Other Than For Cause (Proxy Item 2)."

  It is intended the persons named in the enclosed proxy will, unless such authority is withheld, vote for the election of the eight nominees proposed by the Board, each of whom is presently a director of the Company. If any of them should become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board, or the number of directors may be reduced accordingly. Set forth below is information regarding the name and age of each of the nominees for election to the Board, the class and initial term of each director (assuming the proposal to approve the Charter Amendment is adopted), the principal occupation or employment of each such nominee during the past five years and at present, the name and principal business of the corporation or other organization, if any, in which such occupation or employment is or was carried on, directorships of other public companies held by each such nominee, the present position of such nominee with the Company and the period during which such nominee has served as a director of the Company. All of the nominees named below have consented to being named herein and to serve if elected.

REQUIRED VOTE

  The affirmative vote of a majority of the shares of Common Stock voting for the election of directors at the Annual Meeting will be required to elect each director.

  THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED BELOW OR THEIR SUBSTITUTES AS DESCRIBED ABOVE.

                                 DIRECTOR
          NAME               AGE  SINCE        POSITIONS AND OFFICES WITH THE COMPANY
          ----               --- --------      --------------------------------------
   Martin R. Reid..........   55   1994   Chairman of the Board and Chief Executive Officer
   William M. Barnum, Jr. .   43   1992   Director
   James R. Buch...........   44   1995   Director
   David P. Lanoha.........   48   1998   Director
   Christopher A. Laurence.   30   1995   Director
   Eric L. Mattson.........   46   1996   Director
   Britton H. Murdoch......   40   1997   Director
   John M. Sullivan........   62   1997   Director

  The principal occupations and positions for the past five years and, in certain cases prior years, of the directors and executive officers named above are as set forth below.

  Nominees for Election--Terms Expire in 2001 (Class 3). The following individuals are the nominees of the Board to serve, for the ensuring year, or, following the effectiveness of the proposal to approve the Charter Amendment, until the 2001 annual meeting of stockholders:

  MARTIN R. REID was elected as a Director and Chief Executive Officer of the Company in June 1994 and became Chairman of the Board in October 1995. Mr. Reid was a director of Tuboscope Vetco International Corporation ("Tuboscope"), a provider of oilfield-related inspection and coating services, until February 1998. Mr. Reid served as Chief Executive Officer of Tuboscope from May 1991 to October 1993 and as Chairman of the Board of Directors from October 1990 to April 1996. From September 1986 to June 1990, Mr. Reid was Chief Executive Officer of Eastman Christensen Co., a provider of oil and gas drilling systems. Mr. Reid was also Vice Chairman of Eastman Christensen Co. from August 1989 to June 1990. Mr. Reid is a director of Cobblestone Holdings, Inc. and Cobblestone Golf Group, Inc.

  WILLIAM M. BARNUM, JR. has served as a director of the Company since its formation in 1992 and served as Chairman of the Board from June 1993 through October 1995. Mr. Barnum is a general partner of BBP, the general partner of Brentwood RSC Partners, L.P. ("Brentwood RSC Partners"). Brentwood RSC Partners is a significant stockholder of the Company. See "Security Ownership of Certain Beneficial Owners and Management." Mr. Barnum was an associate at Morgan Stanley & Co. Incorporated from October 1981 until joining Brentwood Associates, an affiliate of Brentwood RSC Partners, in July 1984. Mr. Barnum is a director of Quiksilver, Inc., and several privately held companies.

  BRITTON H. MURDOCH has served as a director of the Company since January 1997. Since October 1996, Mr. Murdoch has been Managing Director of Internet Capital Group, a privately held company. From 1990 to 1996, Mr. Murdoch was Vice President and Chief Financial Officer of Airgas, Inc., an industrial gas distribution and manufacturing company, and from 1987 to 1990 he was Vice President of Corporate Development of Airgas, Inc. Mr. Murdoch is also a director of Susquehanna Banc Shares, Inc.

  Nominees for Election--Terms Expire in 2000 (Class 2). The following individuals are the nominees of the Board to serve, for the ensuring year, or, following the effectiveness of the proposal to approve the Charter Amendment, until the 2000 annual meeting of stockholders:

  JAMES R. BUCH has served as a director of the Company since October 1995. From October 1990 through May 1996, Mr. Buch served as President and Chief Executive Officer of Evans Rents, Inc. Since April 1, 1997, Mr. Buch has been the Chief Executive Officer of Classroom Holdings, Inc. Previously, he served as Director of U.S. Operations for Brittania Security Group.

  CHRISTOPHER A. LAURENCE has served as a director of the Company since October 1995. Mr. Laurence is a general partner of Brentwood Associates. Prior to joining Brentwood Associates in 1991, Mr. Laurence was an analyst at Morgan Stanley & Co. Incorporated.

  ERIC L. MATTSON has served as a director of the Company since December 1996. Mr. Mattson is and has been Vice President and Chief Financial Officer of Baker Hughes Incorporated ("BHI") since July 1993. For more than five years prior to 1993, Mr. Mattson was Vice President and Treasurer of BHI. Mr. Mattson is also a director of Tuboscope.

  Nominees for Election--Terms Expire in 1999 (Class 1). The following individuals are the nominees of the Board to serve, for the ensuring year, or, following the effectiveness of the proposal to approve the Charter Amendment, until the 1999 annual meeting of stockholders:

  DAVID P. LANOHA has served as a director of the Company since January 1998. Mr. Lanoha initially joined the Company as Senior Vice President of Operations in conjunction with the Company's acquisition (the

"Center Acquisition") of all of the outstanding stock of Rent-It-Center, Inc. d/b/a Center Rentals & Sales and substantially all of the assets of certain affiliated entities (collectively, "Center"). Mr. Lanoha served in various capacities at Center, most recently as Chairman of the Board, from October 1989 to December 1997, and President, from May 1984 to October 1989.

  JOHN M. SULLIVAN has served as a director of the Company since July 1997. He is presently a director of The Scotts Company and Cobblestone Holdings, Inc. From October 1987 to January 1993, Mr. Sullivan was Chairman of the Board and Chief Executive Officer of Prince Holdings, Inc. ("Prince"). Prior to that and since September 1984, Mr. Sullivan was President of Prince and Vice President of Chesebrough-Pond's, Inc.

  Messrs. Reid and Barnum were also directors or executive officers of Acme Holdings, Inc. ("RHI"), an equipment rental business the Company acquired in September 1995. In 1994, due to a downturn in business conditions, combined with RHI's highly leveraged capital structure, RHI faced liquidity constraints and was unable to service its debt. In response, RHI brought in a new management team and hired Mr. Reid as its Chief Executive Officer in June 1994. This new management team initiated restructuring discussions with the holders of RHI's debt, culminating in the prepackaged bankruptcy of RHI and its subsidiaries. On September 12, 1995, the effective date of the prepackaged bankruptcy plan, Messrs. Reid and Barnum, along with Douglas A. Waugaman, an executive officer of the Company, were directors or executive officers of RHI.

  During 1997, the Board held nine meetings, inclusive of telephonic meetings. Each director attended at least 75% of the total number of meetings of the Board, and of committees of the Board on which he served, held during the year.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board has the following standing committees: the Audit Committee, the Compensation Committee, the Acquisition Committee and the Nominating Committee. The Audit Committee was established on August 20, 1996 to make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the scope and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee consists of Messrs. Buch, Mattson and Lanoha. The Compensation Committee was established on December 5, 1996 to establish remuneration levels for executive officers of the Company and to implement the Company's stock option plans and any other incentive programs. The Compensation Committee consists of Messrs. Murdoch and Sullivan. The Audit Committee met two times and the Compensation Committee met four times during 1997. The Acquisition Committee was established on September 30, 1997 to approve acquisitions in which the consideration to be paid by the Company is less than $10 million. The Acquisition Committee consists of Messrs. Reid and Laurence. The Nominating Committee was established on February 25, 1998 to make recommendations regarding the nomination of members of the Board. The Nominating Committee consists of Messrs. Barnum, Mattson and Murdoch.

COMPENSATION OF DIRECTORS

  Prior to 1997, the Company did not pay any fees or remuneration to directors for their service on the Board or any Board committee; however, the Company reimbursed directors for their out-of-pocket expenses incurred in connection with attending meetings of the Board.

  In 1997, in addition to reimbursement for out-of-pocket expenses, all non-employee members of the Board received $10,000 per year (payable $2,500 per quarter) as compensation for serving on the Board, plus $1,500 for attendance at each Board meeting and $500 for attendance at each committee meeting. Each committee chairman received an additional $1,500 per year. Concurrently, all non-employee directors received an NQSO to purchase 10,000 shares of Common Stock upon their initial election to the Board and will receive an NQSO to purchase 2,500 shares at each annual meeting subsequent to their initial election at which they are reelected to the Board. If the Charter Amendment is approved, however, non-employee directors will receive, under the 1996

Plan, an NQSO to purchase 10,000 shares of Common Stock upon their initial election to the Board and an NQSO to purchase 2,500 shares to each Annual Meeting subsequent to their initial election after which they will continue to serve on the Board. See "Equity Participation Plans" and "Amendment to the 1996 Equity Participation Plan of Rental Service Corporation (Proxy Item 6)-- Awards under the 1996 Plan."

CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

  Set forth below is certain information regarding each of the executive officers of the Company. Further information about Mr. Reid is presented under "Election of Directors." Officers are appointed by, and serve at the discretion of, the Board.

   NAME                          AGE   POSITIONS AND OFFICES WITH THE COMPANY
   ----                          ---   --------------------------------------
   Martin R. Reid..............   55 Chairman of the Board and Chief Executive
                                     Officer
   Robert M. Wilson............   40 Senior Vice President, Chief Financial
                                      Officer, Secretary and Treasurer
   Ronald Halchishak...........   50 Senior Vice President of Operations
   David G. Ledlow.............   39 Senior Vice President of Operations
   John Markle.................   42 Senior Vice President of Operations
   Douglas A. Waugaman.........   39 Senior Vice President of Operations
   David B. Harrington.........   44 Senior Vice President of Human Resources

  The principal occupations and positions for the past five years and, in certain cases prior years, of the executive officers, other than Mr. Reid (for whom such information is provided above under "Election of Directors"), named above are as follows:

  ROBERT M. WILSON joined the Company in April 1997 as Senior Vice President, Chief Financial Officer, Secretary and Treasurer. From October 1994 until joining the Company, Mr. Wilson served as Senior Vice President of Operations, Finance and Administration for Shade/Allied Inc. From September 1989 through October 1994, Mr. Wilson served in various positions at Simon Engineering plc, including Vice President of Finance for the United States holding company and President of Simon LGI. Mr. Wilson is a Certified Public Accountant, and has public accounting experience with Arthur Andersen and Co.

  RONALD HALCHISHAK joined the Company in October 1991 as Vice President of Purchasing and Director of Safety, and became Region Manager for California in 1994. He was appointed Regional Vice President of Operations in January 1995, and was promoted to Senior Vice President of Operations in December 1996. Prior to joining the Company, Mr. Halchishak worked for 13 years at Hertz Equipment Rental Corporation in various positions, including Director of European Operations and Region Manager of the Midwest Division.

  DAVID G. LEDLOW joined the Company in conjunction with the acquisition of Walker Jones Equipment, Inc. ("Walker Jones") in 1992. Mr. Ledlow had been employed by Walker Jones since 1982, serving most recently as its Vice President of Marketing. Mr. Ledlow was promoted to Regional Vice President of Operations of the Company in February 1993, and to Senior Vice President of Operations in December 1996.

  JOHN MARKLE has served as a Senior Vice President of Operations since January 1998. Mr. Markle initially joined the Company in conjunction with the Center Acquisition in December 1997. Prior to joining the Company, Mr. Markle served as President of Center since 1989. Prior to joining Center, Mr. Markle spent ten years with Power Rental.

  DOUGLAS A. WAUGAMAN has served as Senior Vice President of Operations of the Company since April 1997. From January 1994 through April 1997, Mr. Waugaman served as Vice President, Chief Financial Officer, Secretary and Treasurer of the Company. From June 1993 until joining the Company, Mr. Waugaman served as Operations Manager for Plastiglide Manufacturing Corporation, a subsidiary of Illinois Tool Works.

From September 1991 until June 1993, Mr. Waugaman was Vice President of Finance for Knapp Communications Corporation, a magazine publisher. From September 1989 until September 1991, Mr. Waugaman was Controller for Plastiglide Manufacturing Corporation. Mr. Waugaman is a Certified Public Accountant, and has public accounting experience with Arthur Andersen and Co.

  DAVID B. HARRINGTON joined the Company in June 1997 as Senior Vice President of Human Resources. Prior to joining the Company, Mr. Harrington worked for 19 years at General Electric ("GE") in various positions, including the most recent six years as Senior Vice President of Human Resources for GE Capital Technology Management Services. Mr. Harrington serves on the board of the Atlanta chapter of the Human Resources Planning Society.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the Company's knowledge, based solely on the Company's review of the copies of those reports and written representations it has received, the Company believes all such filings have been made in a timely manner, except that Martin R. Reid and David G. Ledlow each filed one Form 4 late.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  From time to time, BBP has received investment banking fees from the Company in connection with certain of the Company's acquisitions, calculated at 1.5% of the total of the purchase price plus acquisition costs and net capital expenditures. Investment banking fees paid to BBP totaled $1,084,000 during the year ended December 31, 1997. Mr. Barnum, a general partner of BBP, who also serves as a director of the Company, does not receive additional compensation from BBP for service as a director.

  In connection with the Center Acquisition, the Company entered into leases for certain of Center facilities with David P. Lanoha, a director of the Company, and certain partnerships affiliated with Mr. Lanoha. The leases initially expire in 2002, with options to extend for three periods of five years each. The aggregate annual rent under such leases is $720,000. The Company believes the terms of these leases are no less favorable than those that could be obtained from unaffiliated third parties. Prior to the Center Acquisition, these locations had been leased by Center from Mr. Lanoha and his affiliates.

  RSC and Martin R. Reid are parties to the Employment Agreement pursuant to which Mr. Reid is employed as Chairman and Chief Executive Officer. See "Executive Compensation--Employment Agreement with Martin R. Reid." The Company and Mr. Waugaman are parties to the Waugaman Purchase Agreement, and certain oral supplements hereto, which provide that following certain terminations of Mr. Waugaman's employment and following certain changes of control, Mr. Waugaman will be entitled to certain benefits, subject to certain conditions. The Company has entered into a severance agreement with each of Messrs. Halchishak, Harrington, Ledlow and Wilson providing for certain benefits upon certain terminations of their employment. See "Executive Compensation--Termination of Employment and Change-In-Control Arrangements."

FUTURE TRANSACTIONS

  The Company has adopted a policy that it will not enter into any material transaction in which a Company director or officer has a direct or indirect financial interest, unless the transaction is determined by the Board to be fair to the Company or is approved by a majority of the Company's disinterested directors or by the Company's stockholders, as provided for under Delaware law. In addition, the Company's debt instruments generally prohibit the Company from entering into any affiliate transaction on other than arm's length terms.

              PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF

 INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS, WHICH, PURSUANT
        TO DELAWARE LAW, WILL ELIMINATE THE STOCKHOLDERS' ABILITY
         TO REMOVE DIRECTORS OTHER THAN FOR CAUSE (PROXY ITEM 2)

  The Board has approved, and recommends the stockholders adopt, an amendment to the Certificate of Incorporation that would divide the Board into three classes with staggered terms. The proposal would amend Article Seventh of the Certificate of Incorporation in its entirety to read as follows:

    "The Board of Directors shall be composed of not less than four (4) nor more than sixteen (16) directors, the specific number to be determined solely by resolution of the Board of Directors; provided that the Board of Directors may be less than four until vacancies are filled; provided further that the number of directors comprising the Board of Directors may be increased above sixteen (16) by the affirmative vote of two-thirds of the Continuing Directors (as defined) then in office. Vacancies and newly created directorships may be filled by the affirmative vote of a majority of the Continuing Directors. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. The Board of Directors shall be divided into three classes, with the classes to be as equal in number as may be possible, with any director or directors in excess of the number divisible by three being assigned first to Class 3 and then to Class 2. At the 1998 annual meeting of stockholders, the following classes shall be elected for the terms set forth below:

       CLASS                                                              TERM
       -----                                                             -------
       Class 1.......................................................... 1 year
       Class 2.......................................................... 2 years
       Class 3.......................................................... 3 years

    At each annual meeting of stockholders following the 1998 annual meeting, the number of directors equal to the number of directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders. Unless a director dies, resigns or is removed, he or she will hold office for the term elected or until his or her successor is elected and qualified, whichever is later. Directors may be removed only for cause. Directors need not be stockholders of this corporation or residents of the State of Delaware.

    "Continuing Directors" means the directors who are members of the Board of Directors immediately following the 1998 annual meeting of stockholders and each new director nominated or elected by a majority of the then Continuing Directors."

  The Board recommends the Certificate of Incorporation be amended to divide the Board into three classes, as nearly equal in size as possible. Except during the initial phase-in period, the term of office of the directors of each class will expire at the third annual meeting after their election. Under Delaware law, a director appointed by the Board to fill a vacancy shall hold office until the next election of directors of the class for which such director was appointed. This proposal is intended to provide continuity and stability to the Company's management by increasing the effort necessary for a substantial stockholder to gain control of the Board. Although the Company has not yet experienced problems with respect to continuity, the Company has been a public company only since September 1996. Adoption of this proposal will make it more difficult to change the composition of the Board. In its present form, the Certificate of Incorporation provides that the number of directors and other matters related to the election of directors are to be as set forth in the Bylaws. The Bylaws, in turn, require the entire Board to stand for election each year, so it would take only one year or less for the entire Board to be replaced. Following adoption of the proposal, in the absence of cause, at least two annual meetings of stockholders will be required to effect a change in the majority of the Board.

  Under Delaware law, the directors of a nonclassified board may be removed by the stockholders with or without cause. If the proposal to classify the Board is adopted, the directors may, under Delaware law, be removed by the stockholders only for cause. In addition, if the Amendment Provision is approved, the provision for a classified Board may be amended or repealed only by the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote in the election of directors, although the affirmative vote of the holders of a majority of the outstanding Common Stock is sufficient to adopt the proposal.

  While the Board believes the proposed amendment to the Certificate of Incorporation should be adopted for the reasons set forth above, the Board is aware the proposed amendment may have potential antitakeover effects. Dividing the Board into three classes with staggered terms will make it more difficult for stockholders to change a majority of the current directors. This provision is effective without regard to whether a change in control has occurred or is occurring, and therefore may also have the effect of preventing stockholders from replacing directors for reasons unrelated to the control of the Company.

  The Certificate of Incorporation also contains other provisions that may limit or prevent a change in control of the Company. Article Fourth of the Certificate of Incorporation provides that the authorized capital of the Company consists of 40,000,000 shares of Common Stock and 500,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). The Board may issue, from time to time, one or more classes or series of Preferred Stock, with such designations and preferences, relative voting and other rights as it deems appropriate, without approval of the Company's stockholders. The Board, by issuing such common or preferred stock in one or more classes or series, could adversely affect the voting power of the outstanding shares of Common Stock, and discourage any attempt to gain control of the Company.

  The provisions in the Company's Certificate of Incorporation, and the proposed Charter Amendment, may tend to deter any unfriendly tender offers or other efforts to gain control of the Company and thereby deprive stockholders of opportunities to sell shares at higher-than-market prices. These provisions will also, however, tend to assure continuity of management and policies and encourage those seeking control of the Company to negotiate with management to reach terms acceptable to the Board. The Company is not currently aware of any effort to accumulate its securities or to gain control of the Company, and the proposed Charter Amendment is not recommended to block any such effort.

REQUIRED VOTE

  The affirmative vote of stockholders holding a majority of the outstanding Common Stock is required to approve the proposed amendment.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PROPOSED CHARTER AMENDMENT.

     PROPOSED AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
TO ADD A PROVISION PROVIDING THAT AMENDMENTS TO THE CLASSIFIED BOARD PROVISION
       OF THE CERTIFICATE OF INCORPORATION REQUIRE THE AFFIRMATIVE

    VOTE OF TWO-THIRDS OF THE OUTSTANDING COMMON STOCK (PROXY ITEM 3)

  The Board has approved, and recommends the stockholders adopt, an amendment to the Certificate of Incorporation to add the Amendment Provision to Article Seventh of the Certificate of Incorporation. The Amendment Provision provides that amendments to the classified Board provision of the Certificate of Incorporation require the affirmative vote of two-thirds of the outstanding Common Stock. If the Amendment Provision is approved, the following paragraph will be added, without otherwise affecting Article Seventh, to the end of Article Seventh of the Certificate of Incorporation:

  "Notwithstanding anything to the contrary in Article Tenth, any amendment or modification of this Article Seventh shall require the affirmative vote of the holders of two-thirds of the outstanding shares entitled to vote at an election of directors; provided, however, that an amendment or modification of this Article Seventh that has been approved by a majority of the Continuing Directors then in office shall only require such affirmative vote of stockholders as is required by law."

  Currently, pursuant to the Certificate of Incorporation and under Delaware law, amendments to Article Seventh of the Certificate of Incorporation require the affirmative vote of a majority of the outstanding Common Stock. If the Amendment Provision is adopted, however, Article Seventh of the Certificate of Incorporation may be amended only if either (i) a majority of the Continuing Directors approve the amendment, in which case the only required stockholder approval would be the minimum approval required by Delaware law (currently, a majority of the outstanding Common Stock) or (ii) the holders of two-thirds of the outstanding Common Stock vote to approve such amendment.

  The Board recommends the Certificate of Incorporation be amended to add the Amendment Provision. This proposal is intended to provide continuity and stability to the Company's management by increasing the effort necessary to change the composition of the Board. Although the Company has not yet experienced problems with respect to continuity, the Company has been a public company only since September 1996. If both the Amendment Provision and the Charter Amendment are approved, then unless a majority of Continuing Directors vote in favor of such an amendment, the affirmative vote of two-thirds of the outstanding Common Stock would be required to remove the Charter Amendment and/or the Amendment Provision, although the affirmative vote of the holders of a majority of the outstanding Common Stock is sufficient to adopt the proposals. See "Proposed Amendment To The Company's Certificate Of Incorporation To Provide For A Classified Board Of Directors, Which, Pursuant To Delaware Law, Will Eliminate The Stockholders' Ability To Remove Directors Other Than For Cause (Proxy Item 2)."

  While the Board believes the Amendment Provision should be adopted for the reasons set forth above, the Board is aware the Amendment Provision may have potential antitakeover effects. The Amendment Provision will make it more difficult for stockholders to change the composition of the Board. This provision is effective without regard to whether a change in control has occurred or is occurring, and therefore may also have the effect of preventing stockholders from changing the composition of the Board for reasons unrelated to the control of the Company.

  The Certificate of Incorporation also contains other provisions that may limit or prevent a change in control of the Company. See "Proposed Amendment To The Company's Certificate Of Incorporation To Provide For A Classified Board Of Directors, Which, Pursuant To Delaware Law, Will Eliminate The Stockholders' Ability To Remove Directors Other Than For Cause (Proxy Item
2)."

  The provisions in the Company's Certificate of Incorporation, and the proposed Amendment Provision, may tend to deter any unfriendly tender offers or other efforts to gain control of the Company and thereby deprive stockholders of opportunities to sell shares at higher-than-market prices. These provisions will also, however, tend to assure continuity of management and policies and encourage those seeking control of the Company to negotiate with management to reach terms acceptable to the Board. The Company is not currently aware of any effort to accumulate its securities or to gain control of the Company, and the proposed Amendment Provision is not recommended to block any such effort.

  Although they are separate proposals, the Amendment Provision and the Charter Amendment are interrelated. The Charter Amendment would amend Article Seventh to provide for a classified Board thereby increasing the effort necessary for a substantial stockholder to gain control of the Board. The Amendment Provision would increase the effort necessary for a substantial stockholder to eliminate the Charter Amendment and would thereby increase the effort necessary for a substantial stockholder to gain control of the Board. Accordingly, (i) if both the Charter Amendment and the Amendment Provision are approved, the Board will implement both proposals, (ii) if the Charter Amendment is approved and the Amendment Provision is not approved, the Board will implement the Charter Amendment and (iii) if the Amendment Provision is approved and the Charter Amendment is not approved, the Board will not implement the Amendment Provision.

REQUIRED VOTE

  The affirmative vote of stockholders holding a majority of the outstanding Common Stock is required to approve the proposed amendment.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE PROPOSED AMENDMENT PROVISION.

           PROPOSAL TO APPROVE THE ADOPTION OF THE COMPANY'S MANAGEMENT
                INCENTIVE COMPENSATION PLAN (PROXY ITEM 4)

  The following description of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan itself, a copy of which is attached hereto as Annex A. Copies of the Incentive Plan can also be obtained by making written request to the Company's Secretary.

GENERAL

  On February 25, 1998, the Board adopted, subject to stockholder approval, the Incentive Plan, an annual bonus plan under which the chief executive officer and certain of the Company's other executives ("Incentive Plan Eligible Employees") are eligible to receive bonus payments. The Incentive Plan is intended to provide an incentive for superior work, to motivate Incentive Plan Eligible Employees toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified senior employees. The Incentive Plan is subject to stockholder approval before any bonuses will be paid thereunder.

ADMINISTRATION

  The Incentive Plan will be administered by a committee (the "Bonus Committee") consisting of at least two members of the Board who qualify as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code"). Initially, the Bonus Committee will be the members of the Compensation Committee. The Bonus Committee will have the sole discretion and authority to administer and interpret the Incentive Plan.

BONUSES

  An Incentive Plan Eligible Employee may receive a bonus payment based upon the attainment of performance objectives established by the Bonus Committee and related to one or more of the following corporate business criteria, which may be limited, where applicable with respect to any Incentive Plan Eligible Employee, to store-level or regional operations: pre-tax income, operating income, cash flow, earnings per share, EBITDA, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues, collection of accounts receivable or productivity.

  The actual amount of future bonus payments under the Incentive Plan is not presently determinable. However, the Incentive Plan provides that the maximum bonus for an Incentive Plan Eligible Employee shall not exceed $1,000,000 with respect to any fiscal year.

  The Incentive Plan is designed to ensure the annual bonuses paid thereunder to Incentive Plan Eligible Employees of the Company are deductible by the Company, without limit under Code Section 162(m). Section 162(m), which was added to the Code in 1993, places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any tax year with respect to Incentive Plan Eligible Employees. However, certain performance-based compensation is not subject to the deduction limit. The Incentive Plan is designed to provide this type of performance-based compensation to Incentive Plan Eligible Employees.

  Bonuses paid to Incentive Plan Eligible Employees will be based upon bonus formulas that tie bonuses to one or more objective performance standards. Bonus formulas for Incentive Plan Eligible Employees will be adopted in each performance period by the Bonus Committee no later than the latest time permitted by Code Section 162(m). No bonuses will be paid to Incentive Plan Eligible Employees unless and until the Bonus Committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Code Section 162(m); and, although the Bonus Committee may in its sole discretion reduce a bonus payable to a Incentive Plan Eligible Employee, the Bonus Committee has no discretion to increase the amount of a Incentive Plan Eligible Employee's bonus.

REASONS FOR ADOPTION OF THE INCENTIVE PLAN

  The Board believes the Incentive Plan will provide an incentive for superior work and motivate Incentive Plan Eligible Employees toward even higher achievement and business results. The Board also believes the Incentive Plan will further tie the Incentive Plan Eligible Employees' goals and interests to those of the Company and its stockholders, and will enable the Company to attract and retain highly qualified senior employees.

REQUIRED VOTE

  The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve the adoption of the Incentive Plan.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE INCENTIVE PLAN.

          AMENDMENT TO THE RENTAL SERVICE CORPORATION FIRST AMENDED AND RESTATED EMPLOYEE QUALIFIED STOCK PURCHASE PLAN (PROXY ITEM 5)

  On February 25, 1998, the Board adopted, subject to stockholder approval, the Q.S.P. Plan Amendment. At the Annual Meeting, the stockholders are being asked to approve the adoption of the Q.S.P. Plan Amendment. The Q.S.P. Plan Amendment amends Section 4 of the Q.S.P. Plan to shorten to six months the minimum period during which employees must be employed by the Company before they are eligible to participate in the Q.S.P. Plan. Without the Q.S.P. Plan Amendment, employees are ineligible to participate in the Q.S.P. Plan until they have been employed by the Company for at least one year. The Q.S.P. Plan Amendment amends Section 4 of the Q.S.P. Plan in its entirety to read as follows:

  "ELIGIBILITY. Each Employee of the Company who on the first day of any Enrollment Period:

    (a) has been employed by the Company for not less than six (6) months;

    (b) is customarily employed by the Company for more than twenty (20) hours per week; and

    (c) is customarily employed by the Company for more than five (5) months per calendar year, shall become an Eligible Employee on such day."

  The Board has determined the Q.S.P. Plan Amendment is desirable because it makes the eligibility requirements of the Q.S.P. Plan more consistent with those of certain of the Company's other benefit plans, such as the Company's 401(k) Retirement Savings Plan. The Board also believes the Q.S.P. Plan Amendment will enable the Company to attract and retain more experienced and capable persons who can make significant contributions to the further growth and success of the Company.

DESCRIPTION OF THE Q.S.P. PLAN

  The following is a description of the material provisions of the Q.S.P. Plan. The summary that follows is not intended to be complete, and reference should be made to the Q.S.P. Plan for a complete statement of its terms and provisions. Copies of the Q.S.P. Plan will be available at the Annual Meeting and may also be obtained by making written request of the Company's Secretary.

  In general, the Q.S.P. Plan authorizes employees of the Company and its subsidiaries to purchase shares of Common Stock, through payroll deductions, at a purchase price of 85% of the fair market value of such shares.

  The Q.S.P. Plan authorizes the granting of purchase rights ("Options") to eligible employees in six-month offering periods, pursuant to a plan intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The Q.S.P. Plan is not subject to the provisions of ERISA, and is not a qualified plan under Section 401(a) of the Code. Proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options under the Q.S.P. Plan will be used for general corporate purposes.

SECURITIES SUBJECT TO THE Q.S.P. PURCHASE PLAN

  The Q.S.P. Plan provides that an aggregate of up to 250,000 shares of Common Stock may be issued thereunder. The Q.S.P. Plan also provides for appropriate adjustments in the number and kind of shares subject to the plan and to outstanding Options in the event of a stock split, stock dividend or certain other similar changes in Common Stock and in the event of a merger, reorganization, consolidation or certain other types of recapitalizations of the Company. The Company, acting through its CEO or his delegate (the "Administrator"), shall make appropriate adjustments to the aggregate number of shares of Common Stock subject to the Q.S.P. Plan, the number of shares of Common Stock subject to outstanding Options and the price per share thereof if there is any merger, consolidation, reorganization, recapitalization, stock dividend (in excess of 2%), stock split or other change in the corporate structure of the Company. If, however, the Company is not the surviving corporation in any such merger or reorganization, every Option under the Q.S.P. Plan shall terminate upon the consummation of such merger or reorganization, unless the surviving corporation shall issue a new Option in substitution thereof or assume the Option then existing under the Q.S.P. Plan. Options terminating upon the consummation of a merger or reorganization shall be exercisable prior to or concurrently with such consummation.

ELIGIBILITY TO PARTICIPATE

  Prior to the effectiveness of the Q.S.P. Plan Amendment, each employee of the Company who has been employed by the Company for not less than one year, who is customarily employed by the Company for more than 20 hours per week and is customarily employed by the Company for more than five months per calendar year is eligible to participate in the Q.S.P. Plan. The Company presently has approximately 1,500 employees who are eligible to participate in the Q.S.P. Plan. If, however, the Q.S.P. Plan Amendment is adopted, each employee of the Company who has been employed by the Company for not less than six months, who is customarily employed by the Company for more than 20 hours per week and is customarily employed by the Company for more than five months per calendar year will be eligible to participate in the Q.S.P. Plan. The Company presently has approximately 1,900 employees who would be eligible to participate in the Q.S.P. Plan if the Q.S.P. Plan Amendment is adopted. Directors who are not employees of the Company are not eligible to participate in the Q.S.P. Plan. The Named Executive Officers are among those eligible to participate in the Q.S.P. Plan.

  No Option may be granted under the Q.S.P. Plan to an employee who immediately after the granting of the Option would own stock (including stock which the individual may purchase under outstanding options) possessing more than 5% of the total voting power or value of all classes of stock of the Company, or any parent or subsidiary corporation. In addition, no employee may be granted an Option that would permit his rights to purchase stock under all Code Section 423 employee stock purchase plans of the Company, or any parent or subsidiary corporation to accrue at a rate which exceeds $25,000 of the fair market value of such stock (as of the time the Option is granted) for each calendar year in which such Option is outstanding.

ELECTION TO PARTICIPATE; GRANT AND EXERCISE OF OPTIONS

  Each eligible employee participates in the Q.S.P. Plan by means of payroll deductions. To start the appropriate deductions, an eligible employee submits a completed and executed enrollment form to the Company during the two-week period commencing one month prior to the first day of the first semi-annual period or any subsequent semi-annual period ("Offering Period") and ending two weeks prior to the first day of the Offering Period. Once an employee indicates his or her interest in participating in the Q.S.P. Plan, the Company reduces that employee's cash compensation through payroll deductions of an amount, not to exceed 15% of base pay, specified by the employee. Such payroll deductions are contributed to the Company upon the exercise of an employee's Option. Under no circumstances shall an employee receive any interest on payroll deductions credited to his or her account under the Q.S.P. Plan.

  Subject to limitations contained in the Q.S.P. Plan, participating employees are granted non-transferable Options. Each participating employee's Option will be exercised in semi-annual installments on the last day of each Offering Period during which the eligible employee is participating in the Q.S.P. Plan. The number of shares of Common Stock subject to each Option shall be equal to the quotient of the total payroll deductions made for the eligible employee during the Offering Period divided by the Option Price (as defined); provided, however, that the number of shares of Common Stock subject to each Option shall not exceed 1,500 shares.

  Exercise of a semi-annual installment of an Option is automatic unless, at least two weeks prior to the last day of such Offering Period, the employee instructs the Company in writing that such Option installment is not to be exercised or the employee files a new authorization card reducing his or her percentage of payroll deduction to zero percent (0%). As soon as practicable after receipt of such notice or such authorization card, the Company shall pay to such eligible employee in cash in one lump sum the balance of payroll deductions credited to such eligible employee's account under the Q.S.P. Plan, without the payment of any interest thereon.

OPTION PRICE

  The per share exercise price of each Option shall be an amount equal to the lesser of 85% of the fair market value of a share of Common Stock on the first day of the Offering Period in which the eligible employee began participating in the Q.S.P. Plan or 85% of the fair market value of a share of Common Stock on the date of exercise of an installment of the Option (the "Option Price"). For purposes of the Q.S.P. Plan, the fair market value of the shares of Common Stock on any date is considered to be (i) the closing price of a share of Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on such date, or if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; (ii) if such Common Stock is not traded on an exchange, but is quoted on Nasdaq or a successor quotation system, the last sales price (if such Common Stock is then listed as a National Market issue under the Nasdaq National Market System) or the mean of the closing representative bid and asked prices (in all other cases) for the Common Stock of such date as reported by Nasdaq or a successor quotation system; (iii) if such Common Stock is not publicly traded on an exchange, and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for the Common Stock on such date as determined in good faith by the Administrator; or (iv) if such Common Stock is not publicly traded, the fair market price established by the Administrator acting in good faith. The closing price of the Common Stock reported by the NYSE on March 25, 1998 was $21.25.

CESSATION OF PARTICIPATION

  An employee shall cease to participate in the Q.S.P. Plan when (i) the Administrator receives written instructions from the eligible employee to terminate such employee's participation in the Q.S.P. Plan or to reduce his or her payroll deductions to zero percent (0%), (ii) the eligible employee resigns or is discharged from employment by the Company or any subsidiary corporation, or has a leave of absence (other than leaves of absence meeting certain criteria specified in the Q.S.P. Plan) from the Company or any subsidiary corporation, or (iii) the employee dies. As soon as practicable after cessation of participation, all funds credited to such employee's account under the Q.S.P. Plan will be paid to such employee in cash in one lump sum, without payment of any interest thereon.

  An eligible employee shall not be eligible to participate in the Q.S.P. Plan during the Offering Period which immediately follows the Offering Period during which such employee ceased to participate in the Q.S.P. Plan.

RESTRICTIONS ON TRANSFER

  Options granted under the Q.S.P. Plan are not transferable, other than by will or the laws of descent and distribution. Each director, executive officer or any person who beneficially owns 10% or more of the Common Stock is required under federal securities laws not to sell his or her shares acquired under the Q.S.P. Plan for at least six months following the date on which such shares were acquired.

ADMINISTRATION, AMENDMENT AND TERMINATION OF PLAN

  The Q.S.P. Plan is administered by the Company, acting through the Administrator. All costs of administering the Q.S.P. Plan and of granting and exercising Options under the Q.S.P. Plan are paid by the Company. The Q.S.P. Plan provides for the indemnification of the Administrator for liability, loss, costs, damages, attorneys' fees and other expenses the Administrator may sustain or incur in connection with the administration of the Q.S.P. Plan, except for liability, loss, costs, damages, attorneys' fees and other expenses caused by the negligence of the Administrator or his agent.

  Although the Company expects to continue the Q.S.P. Plan until all shares of Common Stock reserved for issuance under the Q.S.P. Plan have been so issued, the Board may terminate the Q.S.P. Plan at any time with respect to any shares not then subject to Options under the Q.S.P. Plan and, except as indicated below, may modify the Q.S.P. Plan from time to time.

  The Board may not, without prior stockholder approval, amend the Q.S.P. Plan so as to increase the maximum number of shares of Common Stock subject to the Q.S.P. Plan, change the designation or class of employees eligible to receive Options under the Q.S.P. Plan, materially increase the benefits accruing to employees under the Q.S.P. Plan or amend the Q.S.P. Plan in any manner that would cause the Q.S.P. Plan to cease to be an "employee stock purchase plan" under Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

  The income tax consequences of the Q.S.P. Plan under current federal law are summarized below. The discussion is intended to provide only general information. State and local income tax consequences are not discussed. The Q.S.P. Plan is intended to qualify as an "employee stock purchase plan," as defined in Section 423 of the Code.

  If an Option is granted to an employee under the Q.S.P. Plan, no taxable income will result to such employee on the date the Option is granted or on any date that a semi-annual installment of the Option is exercised. If the employee does not dispose of the shares of Common Stock purchased upon any exercise of the Option within two years after the date on which the Option was granted or within one year after the transfer of the shares of such Common Stock to the employee (the "Holding Period"), or the employee dies while owning the shares, the employee will be taxed in the year in which the shares are disposed of, or the year closing with the employee's death, as follows:

    (a) The employee will be subject to ordinary income tax on an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares on the date on which they were disposed of over the amount paid for the shares, or (ii) the excess, if any, of the fair market value of the shares on the date the Option was granted over the Option Price; and

    (b) Any further gain realized by the employee on the disposition of the shares (after increasing the basis of these shares by the amount of ordinary income realized as described in (a) above) will be taxed as capital gain.

  If the employee disposes of the shares of Common Stock purchased upon exercise of the Option before the expiration of the Holding Period, the employee will realize ordinary income, reportable for the year of the disposition of such shares, to the extent of the excess of the fair market value of such shares on the date on which the Option was exercised, over the Option price for such shares. Any additional gain realized will be taxable as capital gain. If such Common Stock is disposed of before the expiration of the Holding Period, and the amount realized is less than the fair market value of such Common Stock at the time of exercise, the employee will realize (i) ordinary income to the extent of the excess of the fair market value of such Common Stock on the date on which the Option was exercised, over the Option price for such Common Stock and (ii) capital loss to the extent the fair market value of such Common Stock on the exercise date exceeds the amount realized on the sale. If the employee realizes ordinary income as a result of a disposition before the expiration of the Holding Period, the amount of such ordinary income would be deductible by the Company for Federal income tax purposes provided such amount constitutes an ordinary and necessary business expense.

REQUIRED VOTE

  The affirmative vote of a majority of the outstanding shares of Common Stock is required to approve the Q.S.P. Plan Amendment.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE Q.S.P. PLAN AMENDMENT.

 AMENDMENT TO THE 1996 EQUITY PARTICIPATION PLAN OF RENTAL SERVICE CORPORATION
                              (PROXY ITEM 6)

  On February 25, 1998, the Board adopted, subject to stockholder approval, the 1996 Plan Amendment. At the Annual Meeting, the stockholders are being asked to approve the adoption of the 1996 Plan Amendment. The 1996 Plan Amendment amends Section 2.1(a) of the 1996 Plan to increase to 2,000,000 the maximum number of shares of Common Stock subject to awards under the 1996 Plan. If the 1996 Plan Amendment does not become effective, the maximum number of shares of Common Stock subject to awards under the 1996 Plan would remain at 1,000,000. The 1996 Plan Amendment amends Section 2.1(a) of the 1996 Plan in its entirety to read as follows:

    "(a) The shares of stock subject to Options, awards of Restricted Stock, Performance Awards, Dividend Equivalents, awards of Deferred Stock, Stock Payments or Stock Appreciation Rights shall be

  Common Stock, initially shares of the Company's Common Stock, par value $.01 per share. The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed two million (2,000,000). The shares of Common Stock issuable upon exercise of such potions or rights or upon any such awards may be either previously authorized but unissued shares or treasury shares."

  The 1996 Plan currently provides that 1,000,000 shares of Common Stock are authorized for issuance thereunder. As of February 28, 1998, 20,981 shares remained available for future Awards under the 1996 Plan. Also on that date, Awards held by approximately 150 officers, directors and key employees and covering 979,019 shares were outstanding under the 1996 Plan, of which 275,224 were exercisable. The Board has determined it is advisable to continue to utilize the 1996 Plan to provide stock-based incentive compensation to the Company's key employees and consultants, thereby continuing to align the interests of such employees and consultants with those of the stockholders. Accordingly, the Board believes the 1996 Plan Amendment will increase its ability to achieve such goals. The Board recommends the 1996 Plan Amendment be adopted.

DESCRIPTION OF THE 1996 PLAN

  The following is a description of the material provisions of the 1996 Plan. The summary that follows is not intended to be complete, and reference should be made to the 1996 Plan for a complete statement of its terms and provisions. Copies of the 1996 Plan will be available at the Annual Meeting and may also be obtained by making written request of the Company's Secretary.

  The principal purposes of the 1996 Plan are to provide incentives for officers, key employees and consultants of the Company and its subsidiaries through the granting of Awards, thereby stimulating their personal and active interest in the Company's development and financial success, and enticing them to remain in the Company's employ. In addition to Awards made to officers, key employees or consultants, the 1996 Plan provides for the granting of Director Options to the Company's independent non-employee directors, as described in further detail below and for the discretionary grant of additional options to such non-employee directors by action of the Board.

  Prior to the adoption of the 1996 Plan Amendment, not more than 1,000,000 shares of Common Stock (or the equivalent in other equity securities) are authorized for issuance under the 1996 Plan upon exercise of options, stock appreciation rights ("SARs"), and other Awards, or upon vesting of restricted or deferred stock Awards. If the 1996 Plan Amendment is adopted, up to 2,000,000 shares of Common Stock (or the equivalent in other equity securities) will be available under the 1996 Plan. Furthermore, regardless of whether the 1996 Plan Amendment is adopted, the maximum number of shares which may be subject to options or SARs granted under the 1996 Plan to any individual in any calendar year cannot exceed 200,000. As of February 28, 1998, a total of 979,019 shares were subject to outstanding Awards held by approximately 150 officers, directors and key employees under the 1996 Plan, and 20,981 shares remained available for the grant of new Awards under the 1996 Plan. On March 25, 1998, the closing price of Common Stock on the NYSE was $21.25 per share.

  The shares available under the 1996 Plan upon exercise of options, SARs and other Awards, and for issuance as restricted or deferred stock Awards, may either be previously authorized but unissued shares or treasury shares, and may be equity securities of the Company issued or authorized to be issued in the future, but excluding any preferred stock and any warrants, options or other rights to purchase Common Stock. The Committee (or the Board with respect to Director Options) has the discretion to make appropriate adjustments in the number and kind of securities subject to the 1996 Plan, and to outstanding Awards thereunder, to reflect dividends or other distributions; a recapitalization, reclassification, stock split, reverse stock split, or reorganization or consolidation of the Company; the split-up, spin-off, combination, repurchase, liquidation or dissolution of the Company; the sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company; or any other similar corporate transaction or event (an "extraordinary corporate event"). If any portion of an option, SAR or other Award terminates or lapses unexercised, or is canceled upon grant of a new option, SAR or other Award (which may be at a higher or lower exercise price than the option, SAR or other Award so canceled), the shares which were subject to the unexercised portion of such option, SAR or other Award, will continue to be available for issuance under the 1996 Plan.

ADMINISTRATION

  The Committee will administer the 1996 Plan with respect to grants to employees or consultants of the Company and the full Board will administer the 1996 Plan with respect to Director Options. The Committee will consist solely of at least two members of the Board, each of whom is a "non-employee director" for purposes of Rule 16b-3 under the Exchange Act ("Rule 16b-3") and, with respect to options and SARs which are intended to constitute performance-based compensation under Section 162(m) of the Code, an "outside director" for purposes of Section 162(m) of the Code. Subject to the terms and conditions of the 1996 Plan, the Committee has the authority to select the persons to whom Awards are to be made, to determine the number of shares to be subject thereto and the terms and conditions thereof, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 1996 Plan. Similarly, the Board has discretion to determine the terms and conditions of Director Options and to interpret and administer the 1996 Plan with respect to Director Options, consistent with the specific formula terms described in more detail below. The Committee (and the Board) are also authorized to adopt, amend and rescind rules relating to the administration of the 1996 Plan.

PAYMENT FOR SHARES

  The exercise or purchase price for all options, SARs, restricted stock and other Awards that provide a right to acquire Common Stock, together with any applicable tax required to be withheld, must be paid in full in cash at the time of exercise or purchase or may, with the approval of the Committee (or the Board with respect to Director Options), be paid in whole or in part in Common Stock owned by the recipient (or issuable upon exercise of the option) valued at its fair market value on the date of exercise or through delivery of other property which constitutes good and valuable consideration, through delivery of a recourse promissory note bearing interest payable to the Company, or through delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the option, and the broker has been directed to pay the net proceeds of the sale to the Company in satisfaction of the exercise price, or by a combination of the foregoing. In addition, the Committee (or the Board with respect to Director Options) may in its discretion allow a delay in payment up to thirty (30) days from the date the option, or portion thereof, is exercised.

AMENDMENT AND TERMINATION

  Amendments of the 1996 Plan to increase the number of shares as to which Awards may be made (except for adjustments resulting from stock splits and the like, and mergers, consolidations and other corporate transactions), or to modify the maximum number of shares which may be subject to options or SARs granted under the 1996 Plan to any individual in any calendar year, require the approval of the Company's stockholders. In all other respects, the 1996 Plan can be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee, unless such action would otherwise require stockholder approval as a matter of applicable law, regulation or rule. Amendments of the 1996 Plan will not, without the consent of the participant, alter or impair any rights or obligations under any Award previously awarded, unless the Award agreement governing such Award itself otherwise expressly so provides. No termination date is specified for the 1996 Plan.

ELIGIBILITY

  Options, SARs, restricted stock and other Awards under the 1996 Plan may be granted to individuals who are then officers or other employees of the Company or any of its present or future subsidiaries and who are determined by the Committee to be key employees. Such Awards also may be granted to consultants of the Company selected by the Committee for participation in the 1996 Plan. Approximately 150 officers and other employees are eligible to participate in the 1996 Plan. More than one option, SAR, restricted stock Award or other Award may be granted to an employee or consultant, but the aggregate fair market value (determined at the time of grant) of shares with respect to which an ISO is first exercisable by an optionee (i.e. "vests") during any calendar year cannot exceed $100,000. In addition, non-employee directors of the Company will be granted NQSOs (as defined herein) by the Board under the 1996 Plan. Seven directors are currently eligible to participate in the 1996 Plan.

AWARDS UNDER THE 1996 PLAN

  The 1996 Plan provides that the Committee may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Each Award will be set forth in a separate agreement with the person receiving the Award and will indicate the type, terms and conditions of the Award.

  Nonqualified Stock Options ("NQSOs") will provide for the right to purchase Common Stock at a specified price which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (at the discretion of the Committee) in one or more installments after the grant date, subject to the participant's continued employment with the Company and/or subject to the satisfaction of individual or Company performance targets established by the Committee. NQSOs may be granted for any term specified by the Committee.

  Director Options are NQSOs granted to non-employee directors of the Company pursuant to a formula. Under the formula in the 1996 Plan, all persons who, as of the effective date of the 1996 Plan, were non-employee directors, and any person who, during the term of the 1996 Plan, is initially elected to the Board and who is a non-employee director at the time of such initial election, automatically have been or shall be granted an NQSO to purchase ten thousand (10,000) shares of Common Stock (subject to adjustment as provided in the 1996
Plan) on the effective date of the 1996 Plan or the date of such initial election, as applicable. During the term of the 1996 Plan, each then current non-employee director shall automatically be granted an NQSO to purchase two thousand five hundred (2,500) shares of Common Stock at each subsequent annual meeting at which he is reelected to the Board. Further stockholder action is not required with respect to such option grants. In addition, during the term of the 1996 Plan, the Board may from time to time, in its absolute discretion, and subject to applicable limitations of the 1996 Plan, grant additional Director Options to the non-employee directors (or any of them). The exercise price of the Director Options shall be 100% of the fair market value of a share of Common Stock on the date of grant. The period during which the right to exercise a Director Option in whole or in part vests in the optionee will be set by the Board. No portion of a Director Option shall be exercisable after the tenth anniversary of the date of grant. If the Charter Amendment is approved, each non-employee director will receive an NQSO to purchase 10,000 shares of Common Stock on his or her initial election and an NQSO to purchase 2,500 shares of Common Stock at each annual meeting subsequent to such initial election after which he or she continues to serve on the Board.

  Incentive Stock Options ("ISOs") will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, may only be granted to employees, must expire within a specified period of time following the optionee's termination of employment, and must be exercised within the ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company, the 1996 Plan provides that the exercise price must be at least 110% of the fair market value of a share of Common Stock on the date of grant, and the ISO must expire no later than the fifth anniversary of the date of its grant.

  Restricted Stock may be sold to participants at various prices (but not below par value) and made subject to such restrictions as may be determined by the Committee. Restricted stock, typically, may be repurchased by the

Company at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

  Deferred Stock may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on continued employment or on performance criteria established by the Committee. Like restricted stock, deferred stock may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock Award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

  Stock Appreciation Rights may be granted in connection with stock options or other Awards, or separately. SARs granted by the Committee in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of the Common Stock over the exercise price of the related option or other Awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 1996 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Committee in the SAR agreements. The Committee may elect to pay SARs in cash or in Common Stock or in a combination of both.

  Dividend Equivalents represent the value of the dividends per share paid by the Company, calculated with reference to the number of shares covered by the stock options, SARs or other Awards held by the participant.

  Performance Awards may be granted by the Committee on an individual or group basis. Generally, these Awards will be based upon specific performance targets and may be paid in cash, in Common Stock or in a combination of both. Performance Awards may include "phantom" stock Awards that provide for payments based upon increases in the price of the Common Stock over a predetermined period. Performance Awards may also include bonuses which may be granted by the Committee on an individual or group basis, and which may be payable in cash, in Common Stock or in a combination of both.

  Stock Payments may be authorized by the Committee in the form of shares of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant.

MISCELLANEOUS PROVISIONS

  The Committee (or Board with respect to Director Options) has discretion under the 1996 Plan to provide that options and other rights to acquire Common Stock will expire at specified times following, or become exercisable in full upon, the occurrence of certain specified extraordinary corporate events; but in such event the Committee may also give optionees and other grantees the right to exercise their outstanding options or rights in full during some period prior to such events, even though the options or other Awards have not yet become fully exercisable, and the Committee may also provide that all restrictions imposed on some or all shares of restricted stock and/or deferred stock shall lapse, and some or all shares of restricted stock may cease to be subject to the Company's right to repurchase after such event.

  The 1996 Plan specifies that the Company may make loans to key employees to enable them to exercise options, purchase shares or realize the benefits of other Awards granted under the 1996 Plan. The terms and conditions of any such loan are to be set by the Committee.

  In consideration of the granting of an option, SAR or other Award, the participant must agree, in the written agreement embodying such Award, to remain in the employ of (or to consult for or to serve as a non-employee director of, as applicable) the Company or any subsidiary of the Company for a period of at least one year (or such shorter period as may be fixed in the agreement embodying such Award or by action of the Committee (or the Board with respect to Director Options) following grant of the option, SAR or other Award) after the option, SAR or other Award is granted (or, in the case of Director Options, until the next annual meeting of stockholders of the Company).

  The dates on which options or other Awards under the 1996 Plan first become exercisable and on which they expire will be set forth in individual Award agreements setting forth the terms of the Awards. Such agreements generally will provide that options and other Awards expire upon termination of the participant's status as an employee, consultant or director, although the Committee (or the Board with respect to Director Options) may provide that such options or other Awards continue to be exercisable following a termination without cause, or following a Change in Control of the Company (as defined in the 1996 Plan), or because of the grantee's retirement, death, disability or otherwise. Similarly, restricted stock granted under the 1996 Plan which has not vested generally will be subject to repurchase by the Company in the event of the grantee's termination of employment or consultancy, although the Committee may make exceptions, based on the reason for termination or on other factors.

  No option, SAR or other Award granted under the 1996 Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until such rights or awards have been exercised, or the shares underlying such rights or awards have been issued, and all restrictions applicable to such shares have lapsed. During the lifetime of the holder of any option or right, the option or right may be exercised only by the holder.

  As a condition to the issuance or delivery of stock or payment of other compensation pursuant to the exercise or lapse of restrictions of any option or other Award granted under the 1996 Plan, the Company requires participants to discharge applicable withholding tax obligations. Shares held by or to be issued to a participant may also be used to discharge tax withholding obligations related to exercise of options or receipt of other Awards, subject to the discretion of the Committee to disapprove such use. In addition, the Committee may grant to employees a cash bonus in the amount of any tax related to Awards.

SECURITIES LAWS

  The 1996 Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the 1934 Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. The 1996 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the 1996 Plan and options granted thereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The tax consequences of the 1996 Plan under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 1996 Plan, and is intended for general information only. In addition, the tax consequences described below are subject to the limitation of Section 162(m) of the Code ("Section 162(m)"), as discussed in further detail below. Alternative minimum tax and state and local income taxes are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The tax information summarized is not tax advice.

  Nonqualified Stock Options. For federal income tax purposes, an optionee generally will not recognize taxable income on the grant of an NQSO under the 1996 Plan, but will recognize ordinary income, and the Company generally will be entitled to a deduction, upon the exercise of an NQSO. The amount of income recognized (and the amount generally deductible by the Company) generally will be equal to the excess, if any, of the fair market value of the shares at the time of exercise over the aggregate exercise price paid for the shares, regardless of whether the exercise price is paid in cash or in shares or other property. An optionee's basis for the stock for purposes of determining his or her gain or loss upon a subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the NQSO, and any subsequent gain or loss will generally be taxable as capital gain or loss.

  Incentive Stock Options. An optionee generally will not recognize taxable income upon either the grant or exercise of an ISO; however, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an "item of tax preference" for the optionee. Generally, upon the sale or other taxable disposition of the shares of Common Stock acquired upon exercise of an ISO, the optionee will recognize income taxable as capital gains in an amount equal to the excess, if any, of the amount realized in such disposition over the option exercise price, provided that no disposition of the shares has taken place within either (a) two years from the date of grant of the ISO or (b) one year from the date of exercise. If the shares of Common Stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the ISO exercise price and the fair market value of the shares on the date of exercise generally will be taxable as ordinary income; the balance of the amount realized from such disposition, if any, generally will be taxed as capital gain. If the shares of Common Stock are disposed of before the expiration of the one-year and two-year periods and the amount realized is less than the fair market value of the shares at the date of exercise, the optionee's ordinary income generally is limited to excess, if any, of the amount realized in such disposition over the option exercise price paid. The Company (or other employer corporation) generally will be entitled to a tax deduction with respect to an ISO only to the extent the optionee has ordinary income upon sale or other disposition of the shares of Common Stock.

  Stock Appreciation Rights. No taxable income is generally recognized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. The Company generally will be entitled to a compensation deduction for the same amount which the recipient recognizes as ordinary income.

  Restricted Stock and Deferred Stock. An employee to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and the Company generally will not then be entitled to a deduction, unless, in the case of restricted stock, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefor. Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and the Company generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. If an election is made under Section 83(b) of the Code with respect to qualifying restricted stock, the employee generally will recognize ordinary income at the date of issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefor and the Company will be entitled to a deduction for the same amount. The Code does not permit a Section 83(b) election to be made with respect to deferred stock.

  Dividend Equivalents. A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

  Performance Awards. A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or Common Stock, the participant generally will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

  Stock Payments. A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and the Company generally will be entitled to a deduction for the same amount.

  Deferred Compensation. Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when NQSOs are granted in lieu of amounts otherwise payable, and the Company will not be entitled to a deduction at that time. When and to the extent such NQSOs are exercised, the rules regarding NQSOs outlined above will generally apply.

  Section 162(m) Limitation. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, stockholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e., the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Rights or awards granted under the 1996 Plan, other than options and SARs, will not qualify as "qualified performance-based compensation" for purposes of Section 162(m) unless such rights or awards are granted or vest upon preestablished objective performance goals, the material terms of which are disclosed to and approved by the stockholders of the Company. Thus, the Company expects that such other rights or awards under the 1996 Plan will not constitute "qualified performance-based compensation" for purposes of Section 162(m).

  The Company has attempted to structure the 1996 Plan in such a manner that the remuneration attributable to stock options and SARs granted thereunder will not be subject to the $1,000,000 limitation. The Company has not, however, requested a ruling from the IRS or an opinion of counsel regarding this issue. This discussion will neither bind the IRS, nor preclude the IRS from adopting a contrary position.

REQUIRED VOTE

  The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve the 1996 Plan Amendment.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE 1996 PLAN AMENDMENT.

     RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (PROXY ITEM 7)

  The Board has, based on the recommendation of the Audit Committee appointed Ernst & Young LLP, certified public accountants, as independent auditors for the Company for 1998. The Company's stockholders are being asked to ratify this selection at the Annual Meeting. Ernst & Young has served as the independent auditors for the Company since 1992. Neither Ernst & Young, nor any of its members, has any relationship with the Company or any of its affiliates, except in the capacity as the Company's independent auditors. This selection is being submitted for ratification at the Annual Meeting. If not ratified, the selection will be reconsidered by the Board, although the Board will not be required to select different independent auditors for the Company.

  A representative from Ernst & Young will be present at the Annual Meeting. He will have an opportunity to make a statement if he so desires, and will be available to respond to appropriate questions.

REQUIRED VOTE

  The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting is required to ratify the Board's appointment of Ernst & Young as independent auditors for the Company.

  THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF SUCH APPOINTMENT.

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                            FOR 1999 ANNUAL MEETING

  Any stockholder intending to submit to the Company a proposal for inclusion in the Company's proxy materials relating to the annual meeting to be held in 1999, must submit such proposal so it is received by the Company no later than November 27, 1998.

                                 ANNUAL REPORT

  The Annual Report to Stockholders covering the Company's fiscal year ended December 31, 1997 is being mailed to stockholders of record at the same time this Proxy Statement is being mailed.

  The Company will provide without charge to each person who is a beneficial owner of Common Stock, on written request of such person, a copy of the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission (not including exhibits). Written requests for such copies should be addressed to Investor Relations, Rental Service Corporation, 6929 East Greenway Parkway, Suite 200, Scottsdale, Arizona 85254.

 ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.


                                          By Order of the Board of Directors

                                          /s/ Robert M. Wilson

                                          Robert M. Wilson
                                          Secretary

Scottsdale, Arizona

March 30, 1998

                                                                        ANNEX A

      RENTAL SERVICE CORPORATION--MANAGEMENT INCENTIVE COMPENSATION PLAN

  1. PURPOSE AND DESIGN.

  This Management Incentive Compensation Plan (the "Incentive Plan") is intended to provide an incentive for superior work and to motivate eligible employees of Rental Service Corporation ("RSC," and together with its subsidiaries, the "Company") and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified employees. The Incentive Plan is for the benefit of Incentive Plan Eligible Employees (as defined below). The Incentive Plan is designed to ensure the bonuses paid hereunder to Incentive Plan Eligible Employees are deductible without limit under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the "Code").

  2. ELIGIBLE EMPLOYEES.

  The Bonus Committee (as described below) shall select certain key employees who are or may be "covered employees" (as defined in Section 162(m)(3) of the Code) (the "Incentive Plan Eligible Employees") to be eligible to receive bonuses hereunder.

  3. THE COMMITTEE.

  The "Bonus Committee" shall consist of at least two members of the Board of Directors of RSC who shall qualify as "outside directors" under Code Section 162(m). The committee shall have the sole discretion and authority to administer and interpret such portion of the Incentive Plan.

  4. BONUSES.

  An Incentive Plan Eligible Employee may receive a bonus payment hereunder based upon the attainment of performance objectives established by the Bonus Committee and related to one or more of the following corporate business criteria, which may be limited, where applicable with respect to any Employee, to store-level or regional operations: pre-tax income, operating income, cash flow, EBITDA, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues, collection of accounts receivable or productivity.

  Any bonuses paid to Incentive Plan Eligible Employees shall be based upon bonus formulas that tie such bonuses to one or more objective performance standards. Bonus formulas for Incentive Plan Eligible Employees shall be adopted in each performance period by the Bonus Committee no later than the latest time permitted by Code Section 162(m). No bonuses shall be paid to Incentive Plan Eligible Employees unless and until the Bonus Committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Code Section 162(m). Although the Bonus Committee may in its sole discretion reduce a bonus payable to an Incentive Plan Eligible Employee, the Bonus Committee shall have no discretion to increase the amount of an Incentive Plan Eligible Employee's bonus.

  The maximum bonus payable to an Incentive Plan Eligible Employee shall not exceed $1,000,000 with respect to any fiscal year of the Company.

  The payment of a bonus to an Incentive Plan Eligible Employee with respect to a performance period shall be conditioned upon the Incentive Plan Eligible Employee's employment by the Company on the last day of the performance period, provided, however, that the Bonus Committee may make exceptions to this requirement, in its sole discretion, in the case of an Incentive Plan Eligible Employee's retirement, death or disability.

  5. AMENDMENT AND TERMINATION.

  RSC reserves the right to amend or terminate this Incentive Plan at any time in its sole discretion. Any amendments to the Incentive Plan shall require stockholder approval only to the extent required by Code Section 162(m).

  6. STOCKHOLDER APPROVAL.

  No bonuses shall be paid under this Incentive Plan to Incentive Plan Eligible Employees unless and until the Company stockholders shall have approved this Incentive Plan as required by Section 162(m) of the Code.

--------------------------------------------------------------------------------

                                     PROXY
                          RENTAL SERVICE CORPORATION
                 ANNUAL MEETING OF STOCKHOLDERS APRIL 29, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Rental Service Corporation does hereby nominate, constitute and appoint Robert M. Wilson, the true and lawful proxy, agent and attorney of the undersigned, with full power of substitution, to vote for the undersigned all of the common stock of said corporation in the name of the undersigned on its books at the close of business on March 16, 1998 at the Annual Meeting of Stockholders to be held at the Phoenecian Hotel, 6000 East Camelback Road, Scottsdale, Arizona 85251 at 10:00 a.m. on April 29, 1998, or at any adjournment thereof, with all of the power which would be possessed by the undersigned if personally present as follows:

  IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S EIGHT NOMINEES AS DIRECTORS, FOR APPROVAL OF THE CHARTER AMENDMENT, FOR APPROVAL OF THE AMENDMENT PROVISION, FOR APPROVAL OF THE ADOPTION OF THE INCENTIVE PLAN, FOR APPROVAL OF THE AMENDMENT TO THE Q.S.P. PLAN, FOR APPROVAL OF THE AMENDMENT TO THE 1996 PLAN AND FOR RATIFICATION OF MANAGEMENT'S SELECTION OF INDEPENDENT AUDITORS.

                              (See reverse side)
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                                                               [X]  Please mark
                                                                     your votes
                                                                     as in this
                                                                        example


1. Election of Directors

Martin R. Reid, William M. Barnum, Jr., James R. Buch, David P. Lanoha, Christopher A. Laurence, Eric L. Mattson, Britton H. Murdoch, John M. Sullivan

                             WITHHELD FOR
                             INDIVIDUALS
                               WRITTEN
       FOR       WITHHELD       BELOW
       [_]         [_]           [_]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


2. Approval of the Charter Amendment to provide for a classified Board of Directors, which, pursuant to Delaware law, will eliminate the stockholders' ability to remove directors other than for cause.

           FOR [_]    AGAINST [_]    ABSTAIN [_]


3. Approval of the Amendment Provision to require the affirmative vote of two-thirds of the outstanding Common Stock for amendments to the classified Board provision of the Certificate of Incorporation.

           FOR [_]    AGAINST [_]    ABSTAIN [_]


4. Approval of the adoption of the Management Incentive Compensation Bonus
   Plan.

           FOR [_]    AGAINST [_]    ABSTAIN [_]

5. Approval of the adoption of the amendment to the Q.S.P. Plan to shorten the eligibility period to six months.

           FOR [_]    AGAINST [_]    ABSTAIN [_]

6. Approval of the amendment to the 1996 Plan to increase to 2,000,000 the number of shares of Common Stock available under the 1996 Plan.

           FOR [_]    AGAINST [_]    ABSTAIN [_]

7. Ratification of the selection of Ernst & Young LLP as the Company's independent auditors.

           FOR [_]    AGAINST [_]    ABSTAIN [_]

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 30, 1998 and the Proxy Statement of the same date furnished therewith.


_________________________________                          ___________________
Signature(s)                                               Date

_________________________________

Note: Please sign name exactly as your name (or names) appear on the stock certificate. When signing as attorney, executor, administrator trustee or guardian please give full title. If more than one trustee, all should sign.
All joint owners must sign.
--------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --